Exhibit 1.2

Dated

KANZHUN LIMITED

GOLDMAN SACHS (ASIA) L.L.C.

MORGAN STANLEY ASIA LIMITED

HUATAI FINANCIAL HOLDINGS (HONG KONG) LIMITED

AND

THE INTERNATOINAL UNDERWRITERS

(WHOSE NAMES APPEAR IN SCHEDULE 1)

INTERNATIONAL UNDERWRITING
AGREEMENT

RELATING TO AN INTERNATINAL OFFERING
OF

INITIALLY 27,000,000 SHARES OF

KANZHUN LIMITED

BEING PART OF A SHARE OFFER OF
INITIALLY

30,000,000 SHARES

KANZHUN LIMITED

[.] Shares
(nominal value US$0.0001 per Share)

INTERNATIONAL UNDERWRITING AGREEMENT

(the "Agreement")

June 30, 2025

GOLDMAN SACHS (ASIA) L.L.C. ("GS")

68th Floor, Cheung Kong Center

2 Queen's Road Central, Hong Kong

MORGAN STANLEY ASIA LIMITED ("MS")

Level 46, International Commerce Centre

1 Austin Road West, Kowloon, Hong Kong

(in alphabetical order)

as the Overall Coordinators (as defined herein) and the Joint Global Coordinators (as defined below) on behalf of the several International Underwriters named in Schedule I hereto

HUATAI FINANCIAL HOLDINGS (HONG KONG) LIMITED ("Huatai")

62/F, The Center

99 Queen's Road Central, Hong Kong

as a Joint Global Coordinator, Joint Bookrunner and Joint Lead Manager

Ladies and Gentlemen:

Kanzhun Limited (the "Company"), a limited liability company incorporated in the Cayman Islands on January 16, 2014 and whose principal place of business is 21/F GrandyVic Building Taiyanggong Middle Road, Chaoyang District, Beijing, China, proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers (the "Subsequent Purchasers") procured by the several international underwriters named in Schedule I hereto (the “International Underwriters”), or failing which to the International Underwriters initially [.] Class A ordinary shares (subject to Offer Size Adjustment Option (as defined below) and as adjusted by Reallocated Shares and/or Unsold Shares, the “International Offer Shares”) to be listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) and traded in Hong Kong dollars. The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering”.

The Company has entered into an agreement dated June 24, 2025 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (the “PRC”) of initially an aggregate of 3,000,000 Shares (subject to Offer Size Adjust Option (as defined below) and as adjusted by Reallocated Shares and/or Unsold Shares, the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering”. Except as the context may otherwise require, the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Share Offer”, the Hong Kong Underwriters and the International Underwriters are referred to herein collectively as the “Underwriters”, and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares”. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

[Pursuant to the option under Clause 3.2 of the Hong Kong Underwriting Agreement (the "Offer Size Adjustment Option"), the Company [has exercised] the Offer Size Adjustment Option, pursuant to which the Company will issue and allot an additional [.] Offer Shares to purchasers procured by both the Hong Kong Underwriters and the International Underwriters at the Offer Price (as defined below). As a result of the exercise of such Offer Size Adjustment Option as well as the reallocation of Reallocated Shares / Unsold Shares set out in Section 1(b) below, the number of International Offer Shares has been adjusted to [.], and the number of Hong Kong Offer Shares has been adjusted to [.].]

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[●] per Share (the “Offer Price”), which is exclusive of a brokerage fee per Share of 1.0% (the “Brokerage”), SFC transaction levy per Share of 0.0027% (the “SFC Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), AFRC transaction levy per Share of 0.00015% (the “AFRC Transaction Levy”) imposed by the Accounting and Financial Reporting Council (the “AFRC”), and Stock Exchange trading fee per Share of 0.005% (the “Trading Fee”), in each case, payable by purchasers of the Offer Shares. The Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy are also payable by the Company with respect to the Offer Shares.

GS and MS (in alphabetical order) are acting as the overall coordinators (the “Overall Coordinators”); GS, MS (in alphabetical order) and Huatai are acting as the joint global coordinators for the Share Offer (the “Joint Global Coordinators”). GS, MS (in alphabetical order), Huatai, Futu Securities International (Hong Kong) Limited ("Futu Securities") and Tiger Brokers (HK) Global Limited ("Tiger Brokers") shall act as the joint bookrunners for the International Offering (the “Joint Bookrunners”), joint lead managers for the International Offering (the “Joint Lead Managers”) and the capital market intermediaries (the CMIs”) for the Share Offer. The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an agreement between the international and Hong Kong underwriting syndicates (the “Inter-syndicate Agreement”), which provides, among other things, that the Overall Coordinators shall have the right to reallocate the International Offer Shares and the Hong Kong Offer Shares among the underwriting syndicates. The Company hereby acknowledges the appointment of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs.

A prospectus dated June 25, 2025 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. In conjunction with the Share Offer, the Company has made an application for listing the Shares on the Main Board of the Stock Exchange, and GS and MS (in alphabetical order) are acting as the Overall Coordinators of the Company’s application for listing.

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), on Form F--3 (File No. 333-268834) relating to the registration of the Shares. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, is referred to herein as the “Registration Statement;” the base prospectus filed as part of such Registration Statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Offer Shares in the form first used to confirm sales of the Offer Shares (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) (the "Final Prospectus") is hereinafter called the “U.S. Prospectus”; any reference herein to the Registration Statement, the U.S. Prospectus, or the Disclosure Package (as defined below) shall be deemed to refer to and include the documents incorporated by reference therein; and any reference to any amendment or supplement to the Registration Statement and the U.S. Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offer Shares filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the U.S. Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. Any "issuer free writing prospectus" as defined in Rule 433 under the Securities Act relating to the Offer Shares is hereinafter called an "Issuer Free Writing Prospectus." The Free Writing Prospectus and other documents and information set forth in Schedule II to this Agreement, all considered together, are herein referred to collectively as the “Disclosure Package.” “Time of Sale” means the time when sales of the International Offer Shares were made, which for purposes of this Agreement is [•] [a.m.]/[p.m.] [Hong Kong] time on the date of this Agreement.

The obligations of each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters as stipulated in this Agreement are several (and not joint or joint and several). None of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters will be liable for any failure on the part of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other Joint Global Coordinators, Joint Bookrunners, Joint Lead Managers or International Underwriters to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters. Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms as used in this Agreement shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or” as used herein is not exclusive. The term “business day” as used herein shall mean a day (other than Saturday or Sunday) on which banking institutions in the PRC, Hong Kong and New York are all open generally for normal banking business and on which the Stock Exchange is open for business of dealing in securities.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) of Regulation D under the Securities Act; “Laws” means all laws, rules, regulations, guidelines, opinions, notices, circulars, orders, codes, policies, consents, judgments, decrees or rulings of any court, government, law enforcement agency, governmental or regulatory authority whether national, federal, provincial, regional, state, municipal or local, domestic or foreign (including, without limitation, the Stock Exchange, the SFC, the SEC, and the CSRC) of all relevant jurisdictions (including, without limitation, Hong Kong, the PRC, the U.S. and the Cayman Islands), including, without limitation, the Listing Rules, the Code of Conduct, the Companies Ordinance, the Companies (Winding up and Miscellaneous Provisions) Ordinance (the “C(WUMP)O”), the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and supporting guidelines (the “CSRC Filing Rules”) issued by the China Securities Regulatory Commission (the “CSRC”), the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (關於加強境內企業境外發行證券和上市相關保密和檔案管理工作的規定) (the “CSRC Archive Rules”, and together with the CSRC Filing Rules, the “CSRC Rules”), the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder; “Sanctions Laws and Regulations” means (i) any sanctions related to or administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (including, without limitation, the designation as a “specially designated national or blocked person” thereunder), the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) (including, without limitation, designation on the BIS “Entity List” or “Denied Persons List”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any other relevant sanctions authority, or any orders or licenses publicly issued under the authority of any of the foregoing, (ii) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. Export Control Reform Act, the U.S. Countering America’s Adversaries Through Sanctions Act, the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, or the United States Iran Sanctions Act of 2006, the Comprehensive Iran Sanctions Accountability and Divestment Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including, without limitation, 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto; and (iii) the outbound investment final rule ("OIR Final Rule") issued by the U.S. Treasury Department, which became effective on January 2, 2025; “Approvals and Filings” means all approvals, sanctions, consents, permissions, certificates, authorizations, licenses, permits, clearances, orders, concessions, qualifications, registrations, declarations and franchises from any person, and filings and registrations with any person, of any relevant jurisdictions, including, without limitation, Hong Kong, the PRC, the U.S. and the Cayman Islands; “Governmental Authority” means any administrative, governmental, legislative or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational, including, without limitation, the CSRC, the Stock Exchange, the SFC and the SEC; “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC and the Cayman Islands or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Governmental Authorities whether of Hong Kong, the PRC and the Cayman Islands or of any other part of the world, whether by way of actual assessment, withholding, loss of allowance, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation; and “Encumbrance” means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, equitable right, power of sale, hypothecation, retention of title, right of pre-emption or other third party claim, claim, defect, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind, or an agreement, arrangement or obligation to create any of the foregoing. References in this Agreement to knowledge, information, belief or awareness or similar terms (“knowledge”) of any person shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due, diligent and careful enquiries.

1.	Sale and Purchase

(a)	Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth,

(i)	the Company agrees to issue and sell to Subsequent Purchasers procured by the International Underwriters, or failing which to each of the International Underwriters, severally but not jointly or jointly and severally, in reliance upon the representations and warranties herein contained and subject to the terms and conditions herein set forth, agrees to purchase itself or through its Affiliates from the Company, or to procure purchasers for, the number of International Offer Shares set forth opposite the name of such International Underwriter in Schedule I hereto (subject to any reallocation of Offer Shares by the Overall Coordinators between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9 hereof), at the Offer Price; and

(ii)	the obligation of the International Underwriters to purchase or procure purchasers for International Offer Shares is subject to the reallocation by the Overall Coordinators of Offer Shares between the International Offering and the Hong Kong Public Offering.

The Overall Coordinators, on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, shall determine the manner and basis of allocation of the International Offer Shares. Upon the authorization by the Overall Coordinators of the release of the International Offer Shares, the several International Underwriters propose to offer the International Offer Shares for sale themselves or through their respective affiliates. The Company acknowledges and agrees that the sale of the International Offer Shares by such International Underwriter itself or through its affiliates shall be made by it either as agent of the Company under applicable Laws to procure purchasers for the International Offer Shares (in which case the purchase obligation of such International Underwriter under this subsection (a) shall be reduced pro tanto) or, failing which, as principal to purchase itself or through its Affiliates the International Offer Shares, and, accordingly, the Company appoints each International Underwriter together with its Affiliates as agents under applicable Laws and confers on them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter or its Affiliates selling International Offer Shares as agent of the Company pursuant to this subsection (a) and under applicable Laws will remain obligated to pay to the Company the Offer Price for such International Offer Shares as if such International Underwriters were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b)	If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering (a “Hong Kong Public Offering Over-Subscription”), then:

(i)	under the direction of the Overall Coordinators,

(A)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 3 times or more but less than 6 times the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then a number of the International Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 20% of the total number of Offer Shares initially available under the Share Offer,

(B)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 6 times or more but less than 10 times the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then a number of the International Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 25% of the total number of Offer Shares initially available under the Share Offer,

(C)	if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 10 times or more the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then a number of the International Offer Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will represent approximately 30% of the total number of Offer Shares initially available under the Share Offer, and

(D)	subject to the foregoing, the Overall Coordinators, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the International Offer Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering;

and, in each of the cases of reallocation of International Offer Shares to the Hong Kong Public Offering described in subsections (A) through (D) above (such reallocated International Offer Shares being referred to herein as the “Reallocated Shares”), the number of International Offer Shares available under the International Offering will be correspondingly reduced in such manner as the Overall Coordinators deem appropriate; the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Overall Coordinators in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering; provided, that the International Underwriters shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with subsection (d) of this Section 1 so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder. For the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (d) of this Section 1, no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares, and

(ii)	the Overall Coordinators in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares (including those reallocated pursuant to in subsections (A) through (D) above) in the event of an Under-Subscription (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Overall Coordinators and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided, that such International Underwriter shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with subsection (d) of this Section 1 so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt and without prejudice to the payment by the Company of the incentive fee referred to in subsection (d) of this Section 1, no underwriting commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares (including those reallocated pursuant to in subsections (A) through (D) above) reallocated to the International Offering.

(c)

In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company shall pay to the Overall Coordinators (for themselves and on behalf of the International Underwriters) a gross commission equal to 1.5% of the Offer Price for each International Offer Share (the "International Underwriting Commission") (including each Unsold Share reallocated to the International Offering and each Reallocated Share reallocated to the Hong Kong Public Offering). The International Underwriting Commission shall be allocated among the International Underwriters in the same proportions to the number of International Offer Shares set forth opposite the names of the International Underwriters as set in Schedule I hereto. The Company shall also pay a gross commission equal to 1.5% of the Offer Price for each Hong Kong Offer Share (the "Hong Kong Underwriting Commission") (excluding each Unsold Share reallocated to the International Offering and each Reallocated Share reallocated to the International Offering under this Agreement) pursuant to Section 7.1 of the Hong Kong Underwriting Agreement to the Overall Coordinators (for themselves and on behalf of the Hong Kong Underwriters). The Hong Kong Underwriting Commission shall be allocated among the Hong Kong Underwriters in the same proportions to the number of Hong Kong Offer Shares set forth opposite the names of the Hong Kong Underwriters as set in Schedule I hereto.

In addition, the Company shall pay to the Overall Coordinators (for themselves and on behalf of the International Underwriters) an incentive fee which is [ ]% of the Offer Price for each International Offer Share (including each Unsold Share reallocated to the International Offering and each Reallocated Share reallocated to the Hong Kong Public Offering) (the "International Incentive Fee"), the allocation of which with respect to the International Offer Shares shall be made in accordance with Schedule I hereto. The Company shall also pay to the Overall Coordinators (for themselves and on behalf of the International Underwriters) an incentive fee which is [ ]% of the Offer Price for each Hong Kong Offer Share (excluding each Unsold Share reallocated to the International Offering and each Reallocated Share reallocated to the International Offering under this Agreement) (the "Hong Kong Underwriters' Incentive Fee"), the allocation of which with respect to the Hong Kong Offer Shares shall be made in accordance with Schedule I hereto.

2.	Payment and Delivery

(a)	The Company hereby appoints MS as the settlement agent for the Share Offer (the “Settlement Agent”). On the date of the Time of Delivery, or at such other time on the same date as shall be agreed with the Settlement Agent, each International Underwriter shall place settlement instructions in the Central Clearing and Settlement System (“CCASS”) matching the Settlement Agent’s instructions in delivery versus payment settlement method. It is understood and agreed by the Company and the International Underwriters that proceeds received by each International Underwriter for the settlement will consist of the Offer Price, Brokerage, Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the purchasers of the International Offer Shares.

(b)	The deliveries and payments described in subsection (c) of this Section 2 shall be made with respect to the International Offer Shares, at or around 9:30 a.m., Hong Kong time, on July 4, or such other time and date as the Settlement Agent and the Company may agree upon in writing. Such time and date for delivery of, and payment for, the International Offer Shares is herein referred to as the “Time of Delivery”.

(c)	By 9:30 a.m., Hong Kong time, on the date of Time of Delivery, or at such other time on the same or such other date as shall be agreed with the Settlement Agent, the International Offer Shares to be purchased by (or by purchasers procured by) each International Underwriter or its Affiliates hereunder (including any Unsold Shares reallocated to the International Offering to such International Underwriter or its Affiliates pursuant to Section 1 hereof) shall be delivered by or on behalf of the Company to the Settlement Agent, in definitive form, and in such authorized denominations and registered in such names as the Overall Coordinators may, on behalf of such International Underwriter or its Affiliates, request by at least two business days’ notice to the Company prior to Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares, or as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to the accounts of the Settlement Agent in CCASS as designated by the Settlement Agent, on behalf of such International Underwriters; the corresponding payment (equal to the proceeds received by the Settlement Agent from such International Underwriters through 4:00 p.m. on the Time of Delivery, less deductions explicitly permitted hereunder) will be made by wire transfer in Hong Kong dollars in immediately available funds by the Settlement Agent pursuant to subsection (b) of this Section 2 on behalf of the relevant International Underwriters or their respective Affiliates to such account or accounts specified by the Company in Schedule IV by at least two business days’ notice prior to the Time of Delivery, which payment shall constitute a complete discharge of the Settlement Agent’s obligations hereunder and fully discharge any payment obligations of such International Underwriter, the Overall Coordinators and the Joint Global Coordinators to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the certificates representing the International Offer Shares to be made available for checking with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to the Time of Delivery. For the avoidance of doubt, the Settlement Agent shall not be liable for any failure on the part of the other International Underwriters to perform their obligations under this Agreement or other agreements related to the Share Offer, including but not limited to collecting funds from subsequent purchasers.

(d)	It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be sold and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Overall Coordinators, on behalf of the International Underwriters and their respective Affiliates, at such Time of Delivery, certificates and other evidence satisfactory to the Overall Coordinators of the issue and delivery of the International Offer Shares.

(e)	At the Time of Delivery, the Settlement Agent shall be entitled to deduct, on behalf of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters and their respective Affiliates, from the amounts payable to the Company hereunder at such Time of Delivery (A) the International Underwriting Commission and Hong Kong Underwriting Commission, pursuant to Section 1 hereof, [(B) International Incentive Fee and Hong Kong Incentive Fee, pursuant to Section 1 hereof;] (C) the aggregate amounts of the Trading Fee, the SFC Transaction Levy and the AFRC Transaction Levy payable by the Company, on the one hand, and purchasers of the International Offer Shares on the other hand (including any Unsold Shares reallocated to the International Offering), which the Settlement Agent will pay to the Stock Exchange and the SFC, as applicable, on behalf of the Company, and (D) the aggregate amount of the Brokerage payable by purchasers of the International Offer Shares (including any Unsold Shares reallocated to the International Offering), which the Company hereby acknowledges and agrees that the International Underwriters will be entitled to retain for their account. To the extent that the amounts deducted at the Time of Delivery from the amounts payable to the Company hereunder are insufficient to cover the amounts payable to the Settlement Agent, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the International Underwriters hereunder or other relevant parties, as applicable, the Company shall pay or cause to be paid in full the shortfall at such Time of Delivery or forthwith upon demand by the relevant party to which the amount is payable by the Company.

(f)	At the Time of Delivery or forthwith upon demand, to the extent that any amounts payable by the Company to the Settlement Agent, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or the relevant parties hereunder, as applicable, are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Settlement Agent and the Overall Coordinators, for themselves or on behalf of the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters or to the relevant party to which the amount is payable by the Company, by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Settlement Agent, the Overall Coordinators, the Joint Global Coordinator or such relevant party.

(g)	The deliveries of the documents described in Section 8 hereof shall be made with respect to the International Offer Shares, at or prior to the Time of Delivery at the offices of Clifford Chance, 27th Floor, Jardine House, One Connaught Place, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 8 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3.	Representations and Warranties

(a)	The Company represents and warrants to, and agrees with, each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters the terms set out in Schedule III. The representations, warranties, agreements and undertakings in Schedule III are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement and shall be deemed to be given and repeated on and as at the Time of Sale, the date of any amendment or supplement to the Disclosure Package subsequent to the Time of Sale and the Time of Delivery with reference to the facts and circumstances then subsisting. The Company acknowledges that each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters is entering into this Agreement in reliance upon the representations and warranties in Schedule III hereto. Each of the representations and warranties in Schedule III hereto shall be construed separately and independently and shall be limited or restricted by reference to or inference from the terms of any other of such representations and warranties or any other term of this Agreement.

(b)	In addition, any certificate signed by any officer or director of the Company, and delivered to the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters.

4.	Covenants of the Company

The Company agrees and undertakes with each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers , the CMIs and the International Underwriters to comply with the following:

(a)	(A) to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Time of Delivery, and (B) to file the Final Prospectus in a form approved by the International Underwriters (such approval shall not be unreasonably withheld) with the SEC pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Offer Shares or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A or 430B under the Securities Act;

(b)	to deliver, without charge, (A) to the Overall Coordinators and the International Underwriters, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (B) to each International Underwriter (i) as many copies of the Preliminary Prospectus as such International Underwriter reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the Securities Act, and (ii) during the Prospectus Delivery Period (as defined below), such number of copies of the U.S. Prospectus (including all amendments and supplements and documents incorporated by reference therein) as the Overall Coordinators may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offer Shares as a prospectus relating to the Offer Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offer Shares by any International Underwriter or dealer. The copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and any amendments or supplements thereto furnished to the International Underwriters will be identical to the electronically transmitted copies thereof filed with the SEC via Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

(c)	to furnish such information and otherwise to cooperate or take such action as may be reasonably required by the Overall Coordinators, the Joint Global Coordinators and the International Underwriters to qualify the Offer Shares for offering and sale under applicable Laws of such jurisdictions as the Overall Coordinators, the Joint Global Coordinators and the International Underwriters may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale and distribution of the Offer Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process (except service of process with respect to the offering and sale of the Offer Shares); to promptly advise the Overall Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the International Offer Shares, for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(d)	to (A) promptly advise the Overall Coordinators and the Joint Global Coordinators of any proposal to amend or supplement the Registration Statement, the Disclosure Package, the U.S. Prospectus, and (B) make no such amendment or supplement to either the Registration Statement, the Disclosure Package, the U.S. Prospectus without the prior approval by the Overall Coordinators and the Joint Global Coordinators which approval shall not be unreasonably withheld;

(e)	[reserved]

(f)	to advise the Overall Coordinators and the Joint Global Coordinators (acting for themselves and on behalf of the International Underwriters), the Joint Bookrunners, the Joint Lead Managers and the CMIs promptly if at any time prior to the date on which the Overall Coordinators and the Joint Global Coordinators notify the Company that the distribution of the Offer Shares is complete (the notice of which shall be provided to the Company promptly after the completion of the distribution of the Offer Shares),

(i)	any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the representations and warranties and other statements of the Company herein; or any event shall occur or any circumstance shall exist which gives rise or could give rise to a claim under any of the indemnities as contained in, or given pursuant to, this Agreement or the Hong Kong Underwriting Agreement;

(ii)	any event shall occur or any circumstance shall exist as a result of which it is necessary, in the reasonable opinion of the Overall Coordinators and the Joint Global Coordinators (acting for themselves and on behalf of the International Underwriters) or of the Company or their respective counsel, to amend or supplement the Registration Statement, the Disclosure Package, the U.S. Prospectus so that the Registration Statement, the Disclosure Package, the U.S. Prospectus, or any amendment or supplement thereto when considered together with the Registration Statement, the Disclosure Package, the U.S. Prospectus, would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	it shall become necessary for any other reason to amend or supplement the Registration Statement, the Disclosure Package or the U.S. Prospectus,

and, in each of the cases described in subsections (i) to (iii) above, the Company shall promptly prepare, announce, issue, publish, distribute, furnish or otherwise make available, at the Company’s expense, such amendments or supplements to the Registration Statement, the Disclosure Package, the U.S. Prospectus as the Overall Coordinators and the Joint Global Coordinators may reasonably require); provided, however, that any amendment or supplement to the Registration Statement, the Disclosure Package, the U.S. Prospectus (whether made pursuant to this subsection (d) or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any consent by or knowledge of the Overall Coordinators and/or the Joint Global Coordinators of such amendment or supplement shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the International Underwriters as set forth in this Agreement or result in the loss of any rights hereunder of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters, as the case may be, to terminate this Agreement and/or seek indemnification or otherwise prejudice any other rights of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or the International Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the representations and warranties and other statements of the Company herein or otherwise);

(g)	unless with the prior written consent of the Overall Coordinators (such consent shall not be unreasonably withheld), not to make any offer relating to the Offer Shares that would constitute a "free writing prospectus," or a portion thereof, required to be filed by the Company with the SEC or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Overall Coordinators as an Issuer Free Writing Prospectus as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the SEC where required, legending and record keeping. If at any time following issuance of any Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package, or the U.S. Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Overall Coordinators and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)	to advise the Overall Coordinators promptly, and confirm such advice in writing, during the Prospectus Delivery Period, (A) when any amendment to the Registration Statement has been filed or becomes effective, (B) when any supplement to the Prospectus or any amendment to the Prospectus has been filed, (C) of any request by the SEC Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information, (D) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (E) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Registration Statement, the Disclosure Package, the U.S. Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Registration Statement, the Disclosure Package, and the U.S. Prospectus is delivered to a purchaser, not misleading, (F) of the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offer Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Offer Shares and, if any such order is issued, will make every reasonable efforts to obtain as soon as possible the withdrawal thereof;

(i)	to advise the Overall Coordinators and Joint Global Coordinators promptly of any request by any means from any Governmental Authority in Hong Kong, the PRC (including the CSRC), the U.S., the Cayman Islands, or any other Relevant Jurisdictions (as defined below) for amendments or supplements to the Registration Statement, the Disclosure Package, and the U.S. Prospectus for additional information with respect thereto, or of any notice of the initiation or threatening of proceedings for, or the entry of a stop or other order, suspending the qualification or exemption from qualification of any of the Offer Shares for offering or sale in any jurisdiction, and if at any time any Governmental Authority in Hong Kong, the PRC, the U.S., the Cayman Islands or any other Relevant Jurisdictions shall issue such stop or other order, to use its best efforts to obtain the withdrawal or lifting of such order as soon as possible;

(j)	[reserved]

(k)	If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offer Shares remain unsold by the Underwriters, the Company will, at the request of the Overall Coordinators, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Overall Coordinators. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offer Shares, in a form reasonably satisfactory to the Overall Coordinators and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offer Shares to continue as contemplated in the expired registration statement relating to the Offer Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(l)	to immediately notify the Overall Coordinators and the Joint Global Coordinators of any filing made by the Company of information or any communications with any securities exchange or any other regulatory body in Hong Kong, the PRC, the U.S. relating to the International Offering at any time prior to the date upon which the Overall Coordinators and the Joint Global Coordinators notify the Company in writing that the distribution is complete (such notice shall be promptly provided to the Company);

(m)	[reserved]

(n)	The Company shall prepare and submit the CSRC Filings (including, without limitation, the CSRC Filing Report) to the CSRC pursuant to the CSRC Filing Rules. The Company acknowledges and undertakes that in connect with the CSRC Filings to be made to the CSRC for the Share Offer, it and its directors shall:

(i)	comply with the requirements under the CSRC Filing Rules in the preparation and submission of the CSRC Filings in all material respects;

(ii)	ensure that all information and statements included in the CSRC Filings (including the CSRC Filing Report) are and will remain true, accurate and complete and not misleading at the time of the submission of the CSRC Filings;

(iii)	ensure that at the time of the submission of the CSRC Filings or its amendments (i) there are not and will not be any conflicting, inconsistent or materially different descriptions of facts contained in the CSRC Filings, (ii) the CSRC Filings contain and will contain detailed analysis on the fulfillment of Article 15 of the CSRC Filing Rules and descriptions of all material events as required to be reported pursuant to the CSRC Filing Rules or other applicable laws, regulations and rules, and (iii) the CSRC Filings and all other documents filed with the CSRC or issued by or on behalf of the Company in connection with the Share Offer and any transactions contemplated by this Agreement do not and will not contain any statement or commentary that in any manner misrepresents or disparages laws, policies, business environment and judicial system of the PRC;

(iv)	provide the Overall Coordinators with a written confirmation duly signed by a director or authorized representative of the Company, immediately before submission of the CSRC Filings, to confirm that (i) the Company has complied with all relevant requirements under the applicable laws, regulations and regulatory requirements the CSRC Rules and all relevant disclosure requirements in respect of the CSRC Filings pursuant to the CSRC Filing Rules; (ii) all information and statements included in the CSRC Filings are and will remain true, accurate and complete and not misleading, and that no material information or facts have been omitted or withheld; (iii) the Company is not aware that the CSRC Filings and all other documents filed with the CSRC or issued by or on behalf of the Company in connection with the Share Offer contain any statement or commentary that in any manner misrepresents or disparages laws, policies, business environment and judicial system of the PRC; and (iv) the Company is not aware that any of the circumstances in connection of the CSRC Filings set forth in Article 20 of the CSRC Filing Rules has occurred, and undertake to promptly notify the Overall Coordinators if any of such circumstances occurs or is expected to occur;

(v)	shall not make any amendment, supplement or modification to the final draft or substantially complete draft of the CSRC Filings and (where applicable) the related PRC legal opinion delivered to the Overall Coordinators above unless prior approval from the Overall Coordinators of any such amendment, supplement or modification is obtained; and

(vi)	deliver to the Overall Coordinators on or before the Closing Date the final draft or substantially complete draft of the CSRC Filings and (where applicable) the opinion of Han Kun Law Offices, counsel for the Company as to PRC laws in relation to the CSRC Filings, such drafts to be in form and substance reasonably satisfactory to the Overall Coordinators.

(o)

at any time after the date of this Agreement up to and for a period of six months after the Closing Date, to comply with The Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time) and the listing decisions, guidelines and other requirements of the Stock Exchange and/or any other applicable Law in all material respects;

(p)	not to, and to cause any of its directors, officers, employees, Affiliates and/or agents, not to (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company that is not, or is not reasonably expected to be, included in each of the Registration Statement, the Disclosure Package and the U.S. Prospectus or publicly available, to any research. analyst at any time up to and including the tenth (10th) day immediately following the date on which the International Offering Price is determined;

(q)	[reserved]

(r)	[reserved]

(s)	at any time after the date of this Agreement up to and for a period of six months after the Closing Date, to maintain accurate books and records and accounting and management systems that are relevant (A) to the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular financial reporting, disclosure of price sensitive information and notifiable and connected transaction requirements and (B) to make a proper assessment of the financial position and prospects of the Group, both before and after listing on the Stock Exchange;

(t)	[reserved]

(u)	to inform the Stock Exchange, the SFC and the SEC of such material change or matter relating to the Share Offer if so reasonably required by any of the Overall Coordinators or the Underwriters;

(v)	to keep the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the CMIs and the Underwriters) informed of any material change to the information previously given to the CSRC, the Stock Exchange, the SFC, the SEC or any other relevant Governmental Authority as required by applicable Laws, and to enable the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the CMIs and the Underwriters) to provide (or procuring their provision) to the CSRC, the Stock Exchange, the SFC, the SEC or any such relevant Governmental Authority, in a timely manner, such information as the CSRC, the Stock Exchange, the SFC, the SEC or any such relevant Governmental Authority may require;

(w)	prior to Closing Date after the date on which the Overall Coordinators and the Joint Global Coordinators notify the Company that the distribution of the Offer Shares is complete (such notice shall be promptly provided to the Company), not to, without the prior approval of the Overall Coordinators (such approval shall not be unreasonably withheld) and to procure its subsidiaries and all other parties acting on its or their behalf not to, issue any public announcement, press release or other communication directly or indirectly or hold or participate in any press or other conferences with respect to the Company and/or any of its subsidiaries, (i) with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company and/or any of its subsidiaries, or the offering of the Offer Shares; (ii) that would be materially inconsistent with any statement contained in each of the Registration Statement, the Disclosure Package, and the U.S. Prospectus; or (iii) that could be material in the context of the distribution of the Offer Shares;

(x)	[reserved]

(y)	during a period of three years from the date of this Agreement, to furnish to the Overall Coordinators and, upon request, to each of the other International Underwriters copies of its annual report to its shareholders, and to deliver to the Overall Coordinators (A) as soon as they are available, copies of any reports and financial statements furnished to or filed with the SEHK, the SFC, the SEC, any securities exchange on which any class of securities of the Company is listed or mailed to shareholders, and (B) such additional information concerning the business and financial condition of the Company as the Overall Coordinators may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and other members of the Group are consolidated in reports furnished to the Company’s shareholders generally or to the SEC); provided, however, that in each case, the Company will have no obligation to deliver such reports or other communications (financial or other) to the extent they are publicly available on the Company’s website or the SEC’s EDGAR system or the reporting system of the such securities exchange including the Stock Exchange;

(z)	[reserved]

(aa)	for so long as the Offer Shares are outstanding, to comply with applicable Laws in all material respects, including to file with the Stock Exchange, the SFC, the Hong Kong Registrar of Companies, the SEC the CSRC, the Cayman Islands Registrar of Companies and any other relevant Governmental Authority in Hong Kong, the PRC, the U.S., the Cayman Islands, and other Relevant Jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Offer Shares are outstanding;

(bb)	to procure that no connected person (as defined in the Listing Rules) will apply for Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for Offer Shares by any of the above persons, it shall forthwith notify the Overall Coordinators and the Joint Global Coordinators (for themselves and on behalf of the Joint Bookrunners, the Joint Lead Managers, the CMIs and the Underwriters);

(cc)	[reserved]

(dd)	The Company will use the proceeds of the Share Offer exclusively in the manner set forth in the section headed “Business, Reasons for the Share Offer and Use of Proceeds” in the Hong Kong Prospectus, and will not, directly or indirectly, or in any way, use the proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliate, joint venture partner or other individual or entity, for the purpose of financing or facilitating any activities or business of or with any individual or entity that, at the time of such funding or facilitation, is the subject or target of sanctions imposed under the Sanctions Laws and Regulations, or operating in any country or territory that is the subject or target of any Sanctions Laws and Regulations where such operations are in violation of such Sanctions Laws and Regulations, or in any other manner that will result in a violation by any individual or entity (including, without limitation, by the Underwriters) of any of the Sanctions Laws and Regulations; the Share Offer will not result in the Company becoming a “covered foreign person” and the Company will not use the proceeds of the Share Offer in a manner that could or would make it a "covered foreign person" as defined under the Outbound Investment Regulations.

(ee)	[reserved]

(ff)	[reserved]

(gg)	except pursuant to the Share Offer, at any time after the date of this Agreement up to the ending on, and including, the date that is 90 days after the Closing Date (the “Lock-up Period”), not to, without the prior written consent of the Overall Coordinators (for themselves and on behalf of the International Underwriters) and unless in compliance with the requirements of the Listing Rule, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder:

(i)	allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot pledge, grant or sell any option, warrant, contract or right to subscribe for or purchase, or otherwise dispose of, either directly or indirectly, conditionally or unconditionally, any Shares or any other securities of the Company or any interest in any of the foregoing (including any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to subscribe for or purchase, any Shares or any other equity securities of the Company);enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of any Shares or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares); or

(ii)	enter into any transaction with the same economic effect as any transaction described in paragraphs (i) or (ii) above; or

(iii)	offer to or agree to do any of the foregoing specified in paragraphs (i), (ii) or (iii) or announce or publicly disclose any intention to do so,

in each case, whether any of the foregoing transactions is to be settled by delivery of Shares or such other equity securities of the Company or in cash or otherwise (whether or not the allotment or issue of Shares or such other securities of the Company will be completed within the Lockup Period), but in each case not including any action taken in the Company’s ordinary course of business (including, but not limited to, the operation of the share incentive plans (including in connection with the exercise of options or vesting of restricted share units thereunder) disclosed in the Hong Kong Prospectus;

(hh)	[reserved];

(ii)	not to, and to procure its Affiliates, subsidiaries or persons acting on its or their behalf (other than the International Underwriters and their respective Affiliates) not to, distribute prior to the last Time of Delivery any offering material in connection with the offer and sale of the Offer Shares other than the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, and the U.S. Prospectus;

(jj)	until the Overall Coordinators and the Joint Global Coordinators have notified the Company of the completion of the distribution of the Offer Shares (such notification shall be promptly provided to the Company), not to, and to procure its subsidiaries and the Company’s and the subsidiaries’ respective directors, officers, promoters, supervisors, employees, Affiliates and agents and persons acting on behalf of the Company or its subsidiaries or on behalf of any of the foregoing persons not to, either alone or with one or more other persons, engage in, directly or indirectly, any act or course of conduct (A) that creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual or apparent active trading in, or to raise the price of, the Shares;

(kk)	at any time after the date of this Agreement up to and for a period of one year after the Closing Date, not to, and to procure its subsidiaries and the Company’s and its subsidiaries’ respective directors, officers, promoters, supervisors, employees, Affiliates and agents and person acting on behalf of the Company or its subsidiaries or on behalf of any of foregoing persons not to, (A) take or facilitate, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the SFO, (C) take or omit to take, directly or indirectly, any action (such as issuing any public announcement relating to any securities without an appropriate legend) in breach of the terms of the Hong Kong Underwriting Agreement or in violation of the Securities and Futures Ordinance of Hong Kong or (D) permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Shares or attempt to induce any person to purchase any Offered Shares; and not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Share;

(ll)	not to, and cause its Affiliates not to, directly or indirectly, take any action designed to or that constituted or which could reasonably be expected to (A) cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares or (B) result in a violation of Regulation M under the Exchange Act;

(mm)	maintain policies and procedures designed to ensure compliance with the anti-corruption laws of Hong Kong, the PRC, the U.S. and any other jurisdiction applicable to any member of the Group and its business;

(nn)	prior to the completion of the Share Offer as notified by the Overall Coordinators and the Joint Global Coordinators (such notification shall be promptly provided to the Company), without prior approval by the Overall Coordinators and the Joint Global Coordinators (such approval shall not be unreasonably withheld), not to, and not to procure or permit any of its subsidiaries to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would or could reasonably be expected to materially and adversely affect the Share Offer or have a material adverse effect or any development involving a prospective material adverse effect, on the profits, losses, results of operations, assets, liabilities, general affairs, business, management, performance, prospects, shareholders’ equity, position or condition (financial, trading or otherwise) of the Group, taken as a whole (a “Material Adverse Effect”);

(oo)	prior to sixty (60) days after the Time of Delivery, promptly notify the Overall Coordinators and the Joint Global Coordinators of any commitment or agreement that it entered into, which has or could reasonably be expected to have a Material Adverse Effect or materially adversely affect the Share Offer;

(pp)	upon reasonable request of any of the International Underwriters, to furnish, or cause to be furnished, to such International Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such International Underwriter for the purpose of facilitating the on-line offering of the Offer Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of the distribution of the Offer Shares; in addition, each of the International Underwriters are permitted to use the License for the purposes of identifying the Company in a list of current or completed deals posted on the website of or contained in other materials prepared by such International Underwriter;

(qq)	to maintain the listing on the Stock Exchange by the Time of Delivery and will refrain from taking any action that could jeopardize the listing on the Stock Exchange for at least one year after the Time of Delivery, except following a withdrawal of such listing which has been approved by the shareholders of the Company or otherwise in accordance with the Listing Rules and the applicable Laws or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

(rr)	to do and perform all things required to be done and performed under this Agreement by it prior to or after the Time of Delivery and to satisfy all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein;

(ss)	to indemnify and hold each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes, duties or fees and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, the PRC, the U.S. the Cayman Islands or any other relevant jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, and the U.S. Prospectus and the execution and delivery of this Agreement;

(tt)	[reserved]

(uu)	not to, and to procure each member of the Group and/or the Company, and/or any of their respective substantial shareholders, directors, officers, promoters, supervisors, employees, Affiliates and/or agents of the Company and its subsidiaries not to (whether directly or indirectly, formally or informally, in writing or verbally), provide any material information, including forward-looking information (whether qualitative or quantitative) concerning the Company and/or its subsidiaries that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus, the Disclosure Package, the Registration Statement and the U.S Prospectus, or publicly available, to any research analyst at any time up to and including the tenth (10th) day immediately following the date on which the Offer Price is determined in accordance with the terms of the Hong Kong Underwriting Agreement;

(vv)	to ensure that any issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been, are being or will promptly be rectified or improved in accordance with the recommendations set out in the report to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal controls report;

(ww)	[reserved]

(xx)	subject to any waiver granted by the Stock Exchange, to use its best endeavors to procure that no core connected person (as defined in the Listing Rules) will, by itself or through a company controlled by it, apply for International Offer Shares either in its own name or through nominees, unless permitted to do so under the Listing Rules or having obtained confirmation to that effect, and if the Company shall become aware of any application or indication of interest for International Offer Shares by any connected person, controlled company or nominee, it shall forthwith notify the Overall Coordinators (for themselves and on behalf of the International Underwriters); and

(yy)	[reserved]

Subject to Section 9, the undertakings in this Section 4 shall remain in full force and effect notwithstanding the completion of the Share Offer and the matters and arrangements referred to or contemplated in this Agreement.

5.	Advice to the Company

The Company hereby confirms and acknowledges that each of the Overall Coordinators has:

(a)	engaged the Company at various stages during the offering process to understand the Company’s preferences and objectives with respect to pricing and the desired shareholder or investor base;

(b)	explained the basis of its advice and recommendations to the Company including any advantages and disadvantages, including but not limited to communicating its allocation policy to the Company, and that the Company confirms that it fully understands the factors underlying the allocation recommendations;

(c)	advised the Company in a timely manner, throughout the period of engagement, of key factors for consideration and how these could influence the pricing outcome, allocation and future shareholder or investor base;

(d)	advised the Company on the information that should be provided to the CMIs to enable them to meet their obligations and responsibilities under the Code of Conduct, including information about the Company to facilitate a reasonable assessment of the Company required under the Code of Conduct;

(e)	provided guidance to the Company on the market’s practice on the ratio of fixed and discretionary fees to be paid to the CMIs;

(f)	advised and guided the Company and its directors as to their responsibilities under the rules, regulations and requirements of the Stock Exchange, the SFC and any other Authority which apply to placing activities including the Share Offer, and that the Company and its directors fully understand and undertake to the Underwriters that they have met or will meet these responsibilities; and

(g)	where the Company decided not to adopt an Overall Coordinator’s advice or recommendations in relation to pricing or allocation of shares, or its decisions may lead to a lack of open market, an inadequate spread of investors or may negatively affect the orderly and fair trading of such shares in the secondary market, explained the potential concerns and advised the Company against making these decisions.

6.	Covenant OF THE COMPANY to Pay Costs

All costs, expenses, fees, charges and Taxation in connection with or incidental to the Share Offer, the public offering of the Shares on the Stock Exchange, this Agreement and the transactions contemplated thereby or in this Agreement, including the following:

(a)	the underwriting commissions;

(b)	fees and expenses of all the legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters;

(c)	fees and expenses of the Reporting Accountant;

(d)	fees and expenses of the Receiving Bank and the Nominee in accordance with the Receiving Bank Agreement;

(e)	fees and expenses of the Hong Kong Registrar and the White Form eIPO Service Provider;

(f)	fees and expenses of all the translators;

(g)	fees and expenses of any public relations consultants;

(h)	fees and expenses of other agents and advisers of the Company;

(i)	fees and expenses in connection with the application for, and the maintenance of, the public offering of the Offer Shares on the Stock Exchange;

(j)	fees and expenses in connection with the filing or registration of any document, or any amendment or supplemental thereto, with any Authority, including the Stock Exchange, the SFC, the CSRC, the SEC and the Registrar of Companies in Hong Kong;

(k)	fees, costs and expenses of the Company in connection with any roadshow (including but not limited to pre-deal or non-deal roadshow, or investor education), press conference, presentations or meetings undertaken in connection with the marketing of the Share Offer;

(l)	costs and expenses in connection with printing and advertising in relation to the Share Offer, including that of the financial printer;

(m)	costs and expenses in connection with preparing, despatching, filing and distributing the Offering Documents, and all amendments and supplements thereto, in all relevant jurisdictions;

(n)	costs and expenses of the Company in connection with preparing, printing, delivering, despatching and distributing (including transportation, packaging and insurance) share certificates, letters of regret and refund payments;

(o)	costs and expenses of the Company in connection with the arrangement by the Company of any director and officer insurance in connection with the Share Offer;

(p)	subject to clause 6.3.1(ii) of the Hong Kong Underwriting Agreement, the Trading Fee, the AFRC Transaction Levy and the Transaction Levy payable by the Company, and all capital duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, allotment, issue, sale and delivery of the Offer Shares;

(q)	CCASS and FINI related transaction fees payable in connection with the Share Offer;

(r)	fees payable to the Financial Industry Regulatory Authority pursuant to Section 7 of its Articles of Association; and

(s)	all out-of-pocket expenses reasonably and properly incurred (including fees, costs and expenses in connection with conducting the syndicate analysts’ briefing and other presentations, and in connection with conducting company and litigation searches in connection with the Share Offer) by each Overall Coordinator and its delegates in connection with the Share Offer which are not otherwise specifically provided for in this Section 6, up to a maximum of HK$100,000 per Overall Coordinator (or such higher amount with the prior written consent of the Company), will be borne by the Company, and the Company will pay or cause to be paid all such costs, expenses, fees, charges and Taxation. For the avoidance of doubt, no such costs, expenses, fees, charges and Taxation contemplated in this Agreement and the Hong Kong Underwriting Agreement (including with respect to the monetary limits set forth in Subsection (s) above) shall be paid more than once by the Company in connection with the Share Offer.

Where certain costs payable by the Company have been excluded or capped in the relevant engagement letter or separate agreement between the Company and that Appointee, such costs shall be similarly excluded or capped (as the case may be) from Clause 7.2 with respect to that Appointee. In this Section 6, where any costs are payable by the Company pursuant to an agreement or arrangement: (a) to which none of the Appointees are party, the Appointees acknowledge and agree that the Company will not owe any liability (contractual or otherwise) towards any Appointee with respect to the payment of such costs; and (b) to which one or more Appointee is party, the Appointee acknowledge and agree that the Company will only owe a liability for the payment of such costs to the Appointees which are party to the agreement or arrangement.

If this Agreement is rescinded or terminated or does not become unconditional or, for any other reason, the Share Offer does not proceed, the Company will not be liable to pay the International Underwriting Commission, Hong Kong Underwriting Commission, or International Incentive Fee or Hong Kong Incentive Fee under Section 1(c) of this Agreement, but the Company must pay or reimburse or cause to be paid or reimbursed: all costs, expenses, fees, charges and Taxation referred to in this Section 6 which have been incurred by any Appointee; and all other costs, expenses, fees, charges and Taxation payable by the Company pursuant to this Section 6, in each case forthwith upon demand by any Appointee or the relevant party which incurred such costs, expenses, fees, charges and Taxation, as the case may be.

7.	Conditions of the International Underwriters’ Obligations

The several obligations of the International Underwriters hereunder are subject to (x) all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the date hereof, the Time of Sale, and the Time of Delivery, (y) the performance and compliance by the Company with all of its respective obligations and undertakings hereunder and (z) the following additional conditions precedent; provided, however, that the Overall Coordinators and the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify in favor of the Company (with or without condition(s) attached) any condition precedent set forth in this Section 7; provided, further, that, with respect to the Time of Delivery, the latest time for the Overall Coordinators and the Joint Global Coordinators to exercise their discretion in respect of the conditions set forth in this Section shall be 8:00 a.m., Hong Kong time, on the day of the Time of Delivery:

(a)	the Company shall, at the Time of Delivery, have delivered to the Overall Coordinators and the Joint Global Coordinators a certificate of an officer of the Company, dated the applicable Time of Delivery, and in the form set forth in Exhibit A hereto;

(b)	the Company shall, at the Time of Delivery, have delivered to the Overall Coordinators and the Joint Global Coordinators an officer’s certificate of the Company signed by the Chief Financial Officer, dated the applicable Time of Delivery with respect to certain financial, operational and business data of the Group contained in each of the Hong Kong Prospectus, Registration Statement, Disclosure Package and U.S. Prospectus, and in form set forth in Exhibit B hereto;

(c)	the Company shall, at the Time of Delivery, have delivered to the Overall Coordinators and the Joint Global Coordinators a certificate of its company secretaries, dated the applicable Time of Delivery, and in the form set forth in Exhibit C hereto;

(d)	Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to U.S. law, shall have furnished to the Overall Coordinators and the Joint Global Coordinators at the Time of Delivery an opinion and a 10b-5 disclosure letter addressed to the Overall Coordinators, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(e)	Skadden, Arps, Slate, Meagher & Flom, counsel for the Company as to Hong Kong law, shall have furnished to the Overall Coordinators and the Joint Global Coordinators at the Time of Delivery a Hong Kong opinion addressed to the Overall Coordinators, the Joint Global Coordinators and the Hong Kong Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(f)	Maples and Calder (Hong Kong) LLP, counsel for the Company as to Cayman Islands law, shall have furnished to Overall Coordinators and the Joint Global Coordinators at the Time of Delivery an opinion addressed to the Overall Coordinators, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(g)	Han Kun Law Offices, counsel for the Company as to PRC law, shall have furnished to the Overall Coordinators and the Joint Global Coordinators at the Time of Delivery copies of its opinion issued to the Company and expressly authorizing disclosure of such opinion to the Overall Coordinators, the Joint Global Coordinators and the International Underwriters and dated the applicable Time of Delivery in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(h)	the Overall Coordinators and the Joint Global Coordinators shall have received at the Time of Delivery an opinion and a 10b-5 disclosure letter of Clifford Chance, counsel for the International Underwriters as to U.S. law, dated the applicable Time of Delivery in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(i)	the Overall Coordinators and the Joint Global Coordinators shall have received at the Time of Delivery an opinion of Clifford Chance, counsel for the International Underwriters as to Hong Kong law, dated the applicable Time of Delivery and in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(j)	the Overall Coordinators and the Joint Global Coordinators shall have received at the Time of Delivery an opinion of Jingtian & Gongcheng, counsel for the International Underwriters as to PRC law, dated the applicable Time of Delivery and in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators;

(k)	the Overall Coordinators and the Joint Global Coordinators shall have received from the Reporting Accountants letters dated, respectively, the date of this Agreement and the Time of Delivery, and addressed to the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, in form and substance satisfactory to the Overall Coordinators and the Joint Global Coordinators, which letters shall cover, without limitation, the various financial disclosures contained in each of the Registration Statement, Disclosure Package and the U.S. Prospectus;

(l)	the Overall Coordinators and the Joint Global Coordinators shall have received written documents from the Company conforming their authorized agents’ acceptance of the appointments of process service agents in the United States as provided in Section 14 hereof on or prior to the Time of Delivery;

(m)	the Company shall have furnished to the Overall Coordinators and the Joint Global Coordinators such other documents and certificates as to the accuracy and completeness of any statement in each of the Registration Statement, the Pricing Disclosure Package, the Prospectus as the Overall Coordinators and the Joint Global Coordinators may reasonably request in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements herein contained;

(n)	no amendment or supplement to the Registration Statement, Disclosure Package or the U.S. Prospectus shall have been announced, issued, published or delivered to investors without prior written approval by the Overall Coordinators and the Joint Global Coordinators which approval shall not have been unreasonably withheld;

(o)	prior to and at the Time of Delivery, none of the Registration Statement, Disclosure Package and the U.S. Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(p)	none of the directors of the Company shall have revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company, the Overall Coordinators and the Joint Global Coordinators, and such authority and confirmations remain in full force and effect;

(q)	[reserved]

(r)	none of the Reporting Accountants, or the Company’s PRC counsel shall have withdrawn its consent to the issue of each of the Registration Statement, Disclosure Package or the U.S. Prospectus with the inclusion of its reports, letters, summaries of valuations, opinions, confirmations and/or authorizations (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, Disclosure Package or in the U.S. Prospectus;

(s)	the Company shall have obtained approval from the Stock Exchange and the SEC granting the listing of, and permission to deal in, the Offer Shares on the Stock Exchange on in the U.S., and such approval shall not have been revoked or suspended;

(t)	all of the waivers or exemptions as stated in the Prospectus to be granted by the Stock Exchange having been granted and are not otherwise revoked, withdrawn, amended or invalidated;

(u)	CCASS shall have approved the Shares for book-entry transfer;

(v)	[reserved];

(w)	the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder; and

(x)	[reserved].

8.	Effective Date of Agreement; Termination

(a)	This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)	If any of the conditions specified in Section 7 shall not have been fulfilled when and as required herein, this Agreement and all obligations of the International Underwriters hereunder may be terminated by the Overall Coordinators and the Joint Global Coordinators by notice (in writing) to the Company at, or at any time prior to, the Time of Delivery; provided, however, that the Overall Coordinators and the Joint Global Coordinators may, in their sole and absolute discretion, waive or modify any condition precedent in favor of the Company set forth in Section 7.

(c)	The Overall Coordinators (for themselves and on behalf of the International Underwriters) can, in their sole and absolute discretion, by a joint notice in writing to the Company, terminate this Agreement with immediate effect if, at any time at or prior to 8:00 a.m. (Hong Kong time) on the Closing Date:

(i)	there develops, occurs, exists or comes into force:

(A)	any new law or regulation or any change or development involving a prospective change in existing law or regulation, or any change or development involving a prospective change in the interpretation or application thereof by any court or other competent authority in or affecting the United States, Hong Kong, the PRC, and the Cayman Islands (each a "Relevant Jurisdiction"); or

(B)	any change or development involving a prospective change or development, or any event or series of events likely to result in or representing a change or development, or prospective change or development, in local, national, regional or international financial, political, military, industrial, economic, currency market, fiscal or regulatory or market conditions or any monetary or trading settlement system (including, without limitation, conditions in stock and bond markets, money and foreign exchange markets and inter-bank markets, a change in the system under which the value of the Hong Kong currency is linked to that of the currency of the United States or a change of the Hong Kong dollars or of the Renminbi against any foreign currencies) in or affecting any Relevant Jurisdiction; or

(C)	any event or series of events, in the nature of force majeure (including, without limitation, acts of government, labour disputes, strikes, lock-outs, fire, explosion, earthquake, flooding, tsunami, volcanic eruption, civil commotion, riots, rebellion, public disorder, acts of war (whether declared or undeclared), acts of terrorism (whether or not responsibility has been claimed), acts of God, accident or interruption in transportation, destruction of power plant, outbreak, escalation, mutation or aggravation of diseases, epidemics or pandemics, destruction of power plant, economic sanction, paralysis in government operations, any local, national, regional or international outbreak or escalation of hostilities (whether or not war is or has been declared) or other state of emergency or calamity or crisis in whatever form) political change, paralysis of government operations, interruption or delay in transportation, other industry action in or affecting any Relevant Jurisdiction; or

(D)	any moratorium, suspension or restriction (including, without limitation, any imposition of or requirement for any minimum or maximum price limit or price range) in or on trading in securities of generally on the Stock Exchange, the New York Stock Exchange, or the Nasdaq Global Select Market; or

(E)	any general moratorium on commercial banking activities in Hong Kong (imposed by the Financial Secretary or the Hong Kong Monetary Authority or New York State level or other competent Governmental Authority), the PRC, or any Relevant Jurisdiction or any disruption in commercial banking or foreign exchange trading or securities settlement or clearance services, procedures or matters in any Relevant Jurisdiction; or

(F)	any (i) change or prospective change in exchange controls, currency exchange rates or foreign investment regulations (including, without limitation, a change of the Hong Kong dollars or RMB against any foreign currencies, a change in the system under which the value of the Hong Kong dollars is linked to that of the United States dollars or RMB is linked to any foreign currency or currencies), or (B) any change or prospective change in Taxation in any Relevant Jurisdiction adversely affecting an investment in the Shares; or

(G)	the issue or requirement to issue by the Company of a supplement or amendment to the Offering Documents or other documents in connection with the Share Offer upon any requirement or request of the Stock Exchange or the SFC; or

(H)	any contravention by any Group member or any director of the Company of any Law; or

(I)	any of chairman and executive directors of the Company vacating his office; or

(J)	an Authority in any Relevant Jurisdiction commencing any investigation or other action or proceedings, or announcing an intention to investigate or take other action or proceedings, against any Group Company or any director of the Company; or

(K)	any litigation or claim being threatened or instigated against, or an Authority or a regulatory body or organization in any Relevant Jurisdiction commencing any investigation or action or other Actions, or announcing an intention to investigate or take other action or Actions against any Group Company, or any of the chairman, president or the director of the Company, or any of them being charged with an indictable offence or prohibited by operation of Laws or otherwise disqualified from taking part in the management of a company; or

(L)	any adverse change or prospective adverse change in the earnings, results of operations, business, business prospects, financial or trading position, conditions (financial or otherwise) or prospects of any Group Company (including any litigation or claim of any third party being threatened or instigated against any Group Company); or

(M)	any order or petition for, or any demand by creditors for repayment of indebtedness or a petition being presented for the winding-up or liquidation of any Group Company making any composition or arrangement with its creditors or entering into a scheme of arrangement or any resolution being passed for the winding-up of any Group Company or a provisional liquidator, receiver or manager being appointed over all or part of the assets or undertaking of any Group Company or anything analogous thereto occurs in respect of any Group Company; or

(N)	any contravention by any Group Company, any director of the Companies Ordinance, the PRC Company Law or the Listing Rules; or

(O)	any breach of, or any event rendering any of the Warranties untrue or incorrect or misleading in any respect; or

(P)	any order or petition for, or any demand by creditors for repayment of indebtedness or a petition being presented for the winding-up or liquidation of the Company making any composition or arrangement with its creditors or entering into a scheme of arrangement or any resolution being passed for the winding-up of the Company or a provisional liquidator, receiver or manager being appointed over all or part of the assets or undertaking of the Company or anything analogous thereto occurs in respect of the Company; or

(Q)	the imposition of sanctions, in whatever form, directly or indirectly, by, or for, any Relevant Jurisdiction on the Company or any Group Company;

which, in any such case individually or in the aggregate, in the sole and absolute opinion of the Overall Coordinators: (I) is or will be or is likely to be materially adverse to, or materially and prejudicially affects, the assets, liabilities, business, general affairs, management, shareholder's equity, profit, losses, results of operations, position or condition (financial or otherwise), or prospects of the Company or the Group as a whole or to any present or prospective shareholder of the Company in its capacity as such; or (II) has or will have or is likely to have a Material Adverse Effect on the success of the Share Offer and/or has made or is likely to make or may make it impracticable or inadvisable or incapable for any material part of this Agreement or the Operative Agreements or the Share Offer to be performed or implemented as envisaged; or (III) makes or will make it or is likely to make it impracticable or inadvisable or incapable to proceed with the Share Offer on the terms and in the manner contemplated by the Offering Documents; or (IV) has or will have or is likely to have the effect of making a part of this Agreement incapable of performance in accordance with its terms pursuant to the Share Offer; or

there has come to the notice of any the Overall Coordinators (for themselves and on behalf of the International Underwriters) that:

(R)	that trading of any securities of the Company being suspended on the Stock Exchange or Nasdaq Global Select Market; or

(S)	that any statement contained in the Offering Documents, and/or any notices, announcements, advertisements, communications issued or used by or on behalf of the Company in connection with the Share Offer (including any supplement or amendment thereto) was or has become untrue, incomplete, incorrect in any material respect or misleading or any forecasts, estimate, expressions of opinion, intention or expectation expressed in the Offering Documents and/or any notices, announcements, advertisements, communications so issued or used are not fair and honest and made on reasonable grounds or, where appropriate, based on reasonable assumptions in a material respect, when taken as a whole; or

(T)	any prohibition by an Authority applicable to the Company, any of the Overall Coordinators, and/or any of the foregoing's respective affiliates for whatever reason from the listing of Shares on the Main Board of the Stock Exchange; or

(U)	non-compliance of the Offering Documents or any aspect of the Share Offer with the Listing Rules or any other applicable Law; or

(V)	any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the U.S. Prospectus Date, not having been disclosed in the Registration Statement, U.S. Prospectus and the Disclosure Package, constitutes an omission therefrom; or

(W)	either (i) there has been a breach of any of the representations, warranties, undertakings or provisions of either this Agreement by the Company or (ii) any of the representations, warranties and undertakings given by the Company in this Agreement, as applicable, is (or would when repeated be) untrue, incorrect, incomplete or misleading; or

(X)	any event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by the Company under this Agreement; or

(Y)	any litigation or dispute or potential litigation or dispute, which would materially affect the operation, financial condition, reputation or composition of the board of the Group; or

(Z)	any expert, whose consent is required for the issue of the Hong Kong Prospectus, Registration Statement and U.S. Prospectus with the inclusion of its reports, letters or opinions and references to its name included in the form and context in which it respectively appears, has withdrawn its respective consent prior to the issue of the Hong Kong Prospectus; or

(AA)	any material adverse change or prospective adverse change or development involving a prospective adverse change in the assets, business, general affairs, management, shareholder's equity, profits, losses, properties, results of operations, in the position or condition (financial or otherwise) or prospects of the Company and its subsidiaries, as a whole; or

(BB)	[reserved]

(CC)	admission of Shares is refused or not granted, other than subject to customary conditions, on or before the Closing Date, or if granted, the admission is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld; or

(DD)	the Company has withdrawn the Hong Kong Prospectus or the U.S. Prospectus (and/or any other documents published on the Hong Kong Stock Exchange or the SEC by the Company in connection with the Share Offer) or the Share Offer.

(d)	If, after the execution and delivery of this Agreement, the sale and delivery of the Offer Shares, as contemplated by this Agreement, is not carried out as a result of any termination of this Agreement pursuant to this Section 8 or any other provision hereof, the Company shall not be under any obligation or liability under this Agreement (except as provided in Sections 6 and 10 hereof) and the International Underwriters shall be under no obligation or liability to the Company (except to the extent provided in Section 10 hereof) or to one another under this Agreement.

9.	Increase in International Underwriters’ Commitments

If any International Underwriter shall default in its obligation to purchase the International Offer Shares which it has agreed to purchase hereunder (otherwise than for a failure of a condition precedent set forth in Section 7 hereof or a reason sufficient to justify the termination of this Agreement under subsection 8(c) hereof) at any Time of Delivery, the Joint Global Coordinators and the Overall Coordinators may in their discretion arrange for the Joint Global Coordinators and the Overall Coordinators or another party or other parties to purchase such International Offer Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter, the Joint Global Coordinators and the Overall Coordinators do not arrange for the purchase of such International Offer Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Joint Global Coordinators and the Overall Coordinators to purchase such International Offer Shares on such terms. In the event that, within the respective prescribed periods, the Joint Global Coordinators and the Overall Coordinators notify the Company that the Joint Global Coordinators and the Overall Coordinators have so arranged for the purchase of such International Offer Shares, or the Company notifies the Joint Global Coordinators and the Overall Coordinators that it has so arranged for the purchase of such Shares, the Joint Global Coordinators and the Overall Coordinators or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, Disclosure Package and the U.S. Prospectus, or in any other documents or arrangements, and the Company agrees to procure the Company, to make promptly any such changes.

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators, the Overall Coordinators and the Company as provided in the first paragraph of this Section 9, the aggregate number of such International Offer Shares which remains unpurchased does not exceed one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting International Underwriter to purchase the number of International Offer Shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of International Offer Shares which such International Underwriter agreed to purchase hereunder) of the International Offer Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; provided that nothing herein, and no action taken hereunder, shall relieve a defaulting International Underwriter from liability for its default.

If, after giving effect to any arrangements for the purchase of the International Offer Shares of a defaulting International Underwriter or International Underwriters by the Joint Global Coordinators, the Overall Coordinators and the Company as provided in the first paragraph of this Section 9, the aggregate number of such International Offer Shares which remains unpurchased exceeds one tenth of the aggregate number of all the International Offer Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in the foregoing paragraph to require non-defaulting International Underwriters to purchase International Offer Shares of a defaulting International Underwriter or International Underwriters, then this Agreement shall thereupon terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except to the extent provided in Sections 6, 8 and 10 hereof) and without any obligation or liability on the part of any non-defaulting International Underwriter hereunder (except to the extent provided in Section 10 hereof); provided that nothing herein, and no action taken hereunder, shall relieve a defaulting International Underwriter from liability for its default.

The term “International Underwriter” as used in this Agreement shall refer to and include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

10.	Indemnity and Contribution

(a)

The Company will indemnify and hold harmless the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters and their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act), their respective directors, officers, employees and each person, if any, who controls the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “road show” (as defined in Rule 433(h) under the Securities Act) and press conferences, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of a Registration Statement, in light of the circumstances under which they were made) not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the International Underwriters expressly for use therein. The parties hereto understand and agree that the only such information furnished by the International Underwriters consists of the information described as such in subsection (b) below.

(b)	Each of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters severally and not jointly will indemnify and hold harmless the Company, each of its directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) against any losses, claims, damages or liabilities (including any losses, claims, damages, liabilities or expenses whatsoever as incurred to the extent of the aggregate amount paid in settlement of any litigation) to which each Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Disclosure Package or the U.S. Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Disclosure Package or the U.S. Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters expressly for use therein; and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. The parties hereto understand and agree that the only such written information furnished to the Company by the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters consists of the following information furnished on behalf of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and: their respective names and their addresses and logos.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Article 10, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Article 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Article 10. If any such proceeding shall be brought or asserted against an Indemnified Person, counsel to the Indemnified Person shall be selected by such Indemnified Person. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement, comprise or judgment (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)

If the indemnification provided for in this Section 10 is unavailable to an Indemnified Party under subsection (a) or (b) of this Section 10 or insufficient to hold an Indemnified Party harmless in respect of any Losses (or any Proceedings in respect thereof) referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or any Proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, from the International Offering or (B) if the allocation provided by subsection (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subsection (A) above but also the relative fault of the Company on the one hand, and of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, in connection with the statements or omissions which resulted in such Losses (or any Proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering received by the Company (net of the total commissions and incentive fee received by the International Underwriters pursuant to Section 1 hereof but before deducting expenses), and the total commissions and incentive fee received by the International Underwriters pursuant to Section 1 hereof, bear to the aggregate Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, each of their respective Affiliates on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters agree that it would not be just and equitable if contribution pursuant to subsection (d) of this Section 10 were determined by pro rata allocation (even if the International Underwriters and their Affiliates were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in subsection (d) of this Section 10. For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the Losses (or the Proceedings in respect thereof) referred to above in subsection (d) of this Section 10 shall include all legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending such Losses (or such Proceedings in respect thereof). Notwithstanding the provisions of this Section 11, no International Underwriter nor its Affiliates shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 hereof exceeds the amount of any damage that such International Underwriter or its Affiliates have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportions to their respective purchase obligations and not joint.

(e)	The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters; and the obligations of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, under this Section 10 shall be in addition to any liability which the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement and U.S. Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

11.	Information Furnished by the International Underwriters

The Company acknowledges and agrees that for the purposes of this Agreement, the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Overall Coordinators and the Joint Global Coordinators expressly and specifically for use in the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the U.S. Prospectus Disclosure Package, or any Issuer Free Writing Prospectus is the names, addresses and logos of such International Underwriter appearing in the Registration Statement, Disclosure Package, and/or the U.S. Prospectus (the “International Underwriter Information”).

12.	Notices

In all dealings hereunder, the Overall Coordinators and the Joint Global Coordinators shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Overall Coordinators and the Joint Global Coordinators.

Except as otherwise herein provided, all statements, requests, notices and agreements hereunder shall be in writing and delivered or sent by mail or facsimile,

(a)	if to the Overall Coordinators or International Underwriters, shall be sufficient in all respects if delivered or sent to:

If to GS, to:

Address:	68/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong
Email:	gs-ProjectCWB@gs.com
Attention:	Project CWB Team

If to MS, to:

Address:	46/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

Email:	pj_cwb_working@morganstanley.com, pj_cwb_working@morganstanley.com.cn

Attention:	MS CWB Team

If to Huatai, to:

Address:	62/F, The Center, 99 Queen's Road, Central, Hong Kong

Email:	projectcwb@htsc.com

Attention:	Project CWB

If to Futu Securities, to:

Address:	34/F, United Centre, No. 95 Queensway, Admiralty, Hong Kong

Email:	project.CWB@futuhk.com

Attention:	Tse Chi Kin, Daniel

If to Tiger Brokers, to:
Address:	23/F, Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong
Email:	debbie.leung@tigerbrokers.com.hk
Attention:	Debbie Leung

(b)	if to the Company, shall be sufficient in all respects if delivered or sent to the Company at 10/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing, 100020, People's Republic of China, attention: Yu Zhang, email: CWB@kanzhun.com.

13.	Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.	Submission to Jurisdiction; Waiver of Immunity

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives, to the extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees, to the extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. Each party hereto irrevocably waives and agrees not to claim all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

The Company, on behalf of itself and any of its properties, assets and revenues, hereby irrevocably waives and agrees not to claim, to the fullest extent permitted by applicable law, any and all immunity (whether on the basis of sovereignty or crown status, immunity for “acts of state” or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award (regardless of whether such attachment is sought prior to or following the entry of judgment, decision, determination, order or award), or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award, to which it or its properties, assets and revenues may otherwise be entitled in any action, suit or proceeding arising in connection with this Agreement or the transactions contemplated hereby brought in any New York Courts or in any other courts.

The Company has appointed, without power of revocation, Cogency Global Inc. with offices at 122 East 42nd Street, 18th Floor, New York, NY 10168 as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and in any manner permitted by applicable law. Service of process upon such authorized agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

15.	Currency Indemnity

In respect of any judgment or order or award given or made for any amount due hereunder to the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the CMIs, the International Underwriters, or any other Indemnified Party that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, the CMI, International Underwriter, or any other Indemnified Party against any loss incurred by such Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter or any other Indemnified Party as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, Joint Lead Manager, CMI, International Underwriter or any other Indemnified Person is able to purchase United States dollars with the amount of the judgment currency actually received by such person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16.	Tax

All payments to be made under this Agreement must be paid free and clear of, and without deduction or withholding for or on account of, any present or future Taxation imposed by any Authority and all interest, additions to Tax, penalties or similar liabilities with respect thereto.

If any Taxation is required by Law to be deducted or withheld in connection with such payments, the payor will increase the amount paid so that the full amount of such payments as agreed in this Agreement is received by the payee.

17.	No Fiduciary Relationship

The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Shares; the Overall Coordinators, in their role as such, are acting solely as the Overall Coordinators of the Share Offer; the Joint Global Coordinators, in their role as such, are acting solely as the Joint Global Coordinators of the Share Offer, the Joint Bookrunners, in their role as such, are acting solely as the Joint Bookrunners of the Share Offer; and the Joint Lead Managers, in their role as such, are acting solely as the Joint Lead Managers of the Share Offer in connection with the listing of the Shares on the Stock Exchange; the CMIs, in their role as such, are acting solely as the capital market intermediaries of the Share Offer.

The Company further acknowledges that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs are acting pursuant to a contractual relationship with the Company entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs, or their respective directors, officers, employees and Affiliates, as applicable, act or be responsible as a fiduciary or adviser to any member of the Group or the Company, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, may undertake or have undertaken in furtherance of the Share Offer or the purchase and sale of the Company’s securities or the listing of the Offer Shares on the Stock Exchange and the Nasdaq, either before or after the date hereof.

The International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers and the CMIs hereby expressly disclaim any fiduciary or advisory or similar obligations to any member of the Group, either in connection with the transactions contemplated by this Agreement or otherwise by the Share Offer or the listing of the Offer Shares on the Stock Exchange, the Nasdaq or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, on the other hand, agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers or the CMIs, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company.

The Company, on the one hand, and the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and their respective directors, officers, employees and Affiliates, as applicable, on the other hand, agree that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and their respective directors, officers, employees and Affiliates, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting solely as principal and not the agent of any member of the Group (except and solely, with respect to the International Underwriters, for the limited purposes of procuring purchasers for the International Offer Shares set forth in Section 1(a) hereof, and, with respect to the Settlement Agent, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Section 2(e) hereof), nor the adviser of any member of the Group, and none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, or the CMIs, has assumed, and will assume, any fiduciary or advisory or similar responsibility in favor of any member of the Group with respect to the transactions contemplated by this Agreement or otherwise by the Share Offer or the listing of the Offer Shares on the Stock Exchange and the Nasdaq or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, has advised or is currently advising the Company on other matters).

The Company further acknowledges and agrees that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs, and their respective directors, officers, employees and Affiliates are not advising the Company, their respective Affiliates, directors, officers, employees, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, and the CMIs, and their respective directors, officers, employees and Affiliates shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, and the CMIs of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, and the CMIs and shall be not be on behalf of the Company.

The Company further acknowledges that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, and the CMIs and their respective directors, officers, employees and Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.

The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and their respective directors, officers, employees and Affiliates with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or otherwise by the Share Offer or the listing of the Offer Shares on the Stock Exchange and the Nasdaq or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs or their respective directors, officers, employees and Affiliates and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the Offer Price or any dealing price of the Offer Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

18.	Time of the Essence

Time shall be of the essence of this Agreement.

19.	Counterparts

This Agreement may be signed by the parties hereto in one or more counterparts which together shall constitute one and the same agreement among the parties hereto. Delivery of an executed counterpart signature page of this Agreement by e-mail (in PDF format) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. This Agreement may be executed by electronic signature.

20.	Entire Agreement And Variation

This Agreement contains the entire agreement between the parties relating to the underwriting of the Share Offer to the exclusion of any terms implied by Law which may be excluded by contract and supersedes and extinguishes any previous written or oral agreement between the parties in relation to such matters dealt with in this Agreement.

No variation of this Agreement will be effective unless in writing and signed by or on behalf of each party.

21.	Parties at Interest Successors and Assigns

This Agreement herein set forth has been and is made solely for the benefit of the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters, the CMIs, the Company, and, to the extent provided in Section 10 hereof, the controlling persons, partners, directors, officers, members, employees, associates, agents and Affiliates referred to in such section of, and each person who controls any Overall Coordinator, Joint Global Coordinator, Joint Bookrunner, International Underwriter or the CMI or the Company, and their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement. No subsequent purchaser of Offer Shares from any International Underwriter shall be deemed to be a successor by reason merely of such purchase. No party hereto shall assign or transfer all or any part of any benefit of, or interest or right in, this Agreement, or any benefit, interest, right or obligation arising under this Agreement without the consent of the other parties hereto, provided that the International Underwriters, the Overall Coordinators, the Joint Global Coordinators, Joint Bookrunners, the Joint Lead Managers, and the CMIs, may at any time assign to any of their respective Affiliates, any person who has the benefit of the indemnities in Section 10 and any of their respective successor entities the benefits of and interests and rights in or arising under this Agreement. Obligations under this Agreement shall not be assignable.

22.	Bail-in Action

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between UK Bail-in Parties and the Counterparties, each Counterparty acknowledges, accepts, and agrees that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and acknowledges, accepts, and agrees to be bound by:

(a)	the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of UK Bail-in Parties to the Counterparties under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Parties or another person, and the issue to or conferral on the Counterparties of such shares, securities or obligations;

(iii)	the cancellation of the UK Bail-in Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(c)	In this Clause 22:

“Counterparties” refers to any party in this Agreement to whom any UK Bail-in Party owes a UK Bail-in Liability under or in connection with this Agreement from time to time.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Parties” refers to the relevant underwriters which the UK Bail-in Legislation applies and each a “UK Bail-in Party”.

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23.	Recognition of the U.S. Special Resolution Regimes

(a)	In the event that any Overall Coordinator or International Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Overall Coordinator or International Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Overall Coordinator or International Underwriter that is a Covered Entity or a BHC Act Affiliate of such Overall Coordinator or International Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Overall Coordinator or International Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

In this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the understanding between the Company and the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the CMIs and International Underwriters, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement between the Company and the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the CMIs and the International Underwriters, severally.

[Signature pages to follow]

Very truly yours,

For and on behalf of

KANZHUN LIMITED

By:
Name:
Title:

For and on behalf of

Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

(on its own behalf)

Name: Wei Cai
Title: Managing Director

For and on behalf of

Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

(for and on behalf of each of the other International Underwriters)

Name: Wei Cai
Title: Managing Director

For and on behalf of

Morgan Stanley Asia Limited

(on its own behalf)

Name: Justin Zhang
Title: Managing Director

For and on behalf of

Morgan Stanley Asia Limited

(for and on behalf of each of the other International Underwriters)

Name: Justin Zhang
Title: Managing Director

For and on behalf of

Huatai Financial Holdings (Hong Kong) Limited

(on its own behalf)

Name:
Title:

Schedule I

number of International Offer shares and Hong Kong Offer Shares purchased by international underwriters and hong kong underwriters

International Underwriters	Number of International Offer Shares		Percentage of International Offer Shares
Goldman Sachs (Asia) L.L.C.
Morgan Stanley Asia Limited
Huatai Financial Holdings (Hong Kong) Limited
Futu Securities International (Hong Kong) Limited
Tiger Brokers (HK) Global Limited

Total	[.	]	100.00%

Hong Kong Underwriters	Number of Hong Kong Offer Shares		Percentage of Hong Kong Offer Shares
Goldman Sachs (Asia) L.L.C.
Morgan Stanley Asia Limited
Huatai Financial Holdings (Hong Kong) Limited
Futu Securities International (Hong Kong) Limited
Tiger Brokers (HK) Global Limited

Total	[.	]	100.00%

Schedule II

Issuer Free writing prospectus

Not applicable.

OTHER INFOMRATION INCLUDED IN THE DISCLOSURE PACKAGE

The International Offer Shares and the Hong Kong Offer Shares are being offered at an identical price of HK$[•] per Share.

Schedule III

Representations and Warranties of the Company

Part A: REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS OF THE COMPANY

The Company represents, warrants and undertakes to each Appointee as follows:

1                Accuracy and Adequacy of Information

1.1

All information disclosed or made available from time to time (i) in writing, including the Verification Notes and the answers and documents referred to in that document, (ii) orally and used as the basis of information contained in the Offering Documents by or on behalf of the Group Companies, or any of their respective directors, officers, employees or Affiliates, to the Appointees, the Reporting Accountants, any legal and other professional advisers to the Company or the Underwriters, the Stock Exchange, the SFC, the CSRC or the SEC for the purposes of the Share Offer of the Shares on the Stock Exchange (including for the purposes of making submissions or applications to, or replying to queries or comments raised by, the Stock Exchange, the SFC, the CSRC or the SEC), or (iii) during road shows (as defined in Rule 433(h) under the Securities Act) and press conferences, was:

1.1.1	when disclosed or made available, and remains, true and accurate in all material respects and not misleading and with no material omissions; and

1.1.2	disclosed or made available in good faith.

1.2	No material information has been knowingly withheld from the Appointees, the Reporting Accountants, any legal and other professional advisers to the Company or the Underwriters, the Stock Exchange, the SFC, the CSRC and/or the SEC.

1.3	None of the Offering Documents and the Formal Notice (A) contains any untrue statement of a material fact or (B) omits to state any material fact (i) necessary in order to make the statements made in those documents, in the light of the circumstances under which they were made, not misleading or (ii) which is material for disclosure in those documents.

1.4	All statements or expressions of opinion or intention in the Offering Documents, at and as of the date of this Agreement and at all other times when the warranties are repeated pursuant to this Agreement, are and remain fairly and honestly made in good faith on reasonable grounds or, where appropriate, based on reasonable assumptions, and such grounds or assumptions are and remain fairly and honestly held in good faith by the Company and its Directors.

1.5	Each forward-looking statement contained in the Offering Documents has been made or reaffirmed with a reasonable basis and in good faith.

1.6           Without prejudice to any other Warranties:

1.6.1	the statements contained in the Hong Kong Prospectus in the section headed “Business, Reasons for the Share Offer and Use of Proceeds” represent the true and honest belief of the Directors arrived at after due, and proper consideration and enquiry;

1.6.2	the statements contained in the Hong Kong Prospectus relating to the Group’s indebtedness as at close of business on April 30, 2025 are complete, true and accurate and not misleading, and all material developments in relation to the Group’s indebtedness have been disclosed;

1.6.3	the statements relating to the Group’s solvency and capital adequacy incorporated by reference in the Hong Kong Prospectus in the section headed “Financial Information” are true and accurate and not misleading;

1.6.4	the statements disclosed or made available in writing or orally and used as the basis of information contained in the Hong Kong Prospectus relating to cybersecurity and data privacy matters in the sections headed "Risk Factors" and "Business, Reasons for the Share Offer and Use of Proceeds" are complete, true and accurate in all material respects and not misleading with no material omissions;

1.6.5	all operation information disclosed in the Offering Documents that were provided by the Company, including without limitation the Company's average MAU and number of paid enterprise customers, has been derived from the records of the Group using systems and procedures which incorporate adequate safeguards to ensure that the information is accurate and complete and presents fairly the information shown therein; and

1.6.6	the information in each submission or application to the Stock Exchange, the SFC, the CSRC and the SEC, and the reply to each question or comment raised by the Stock Exchange, the SFC, the CSRC or the SEC or question set out in the Verification Notes, given by or on behalf of the Company or the Directors was so given by a person having appropriate knowledge and duly authorised for such purpose and each such information or reply has been given in good faith and was, and remains, true and accurate and not misleading and contains all material information and particulars with regard to the subject matter with no material omission.

1.7	All public notices, announcements and advertisements in connection with the Share Offer and all filings and submissions provided by or on behalf of the Company or any of its Affiliates to the Stock Exchange, the SFC and/or the SEC have complied or will comply with all applicable Laws in all material respects.

1.8           Other than the Offering Documents, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not, without the prior written consent of the Overall Coordinators, prepared, made, used, authorised, approved or referred to any Supplemental Offering Material (in this paragraph, “Supplemental Offering Material” means any “written communication” (within the meaning of the Securities Act) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Offer Shares that constitutes such written communication, other than the Offering Documents or amendments or supplements thereto).

1.9           Each of the Offering Documents and the Formal Notice contains or includes:

1.9.1	all information and particulars required to comply with the Companies (WUMP) Ordinance and the Listing Rules, as applicable, and all other Laws so far as applicable to any of the foregoing, the Share Offer and/or the public offering of the Shares on the Stock Exchange;

1.9.2	all information and particulars required to comply with the Securities Act and the Exchange Act, as well as all rules, regulations and other Laws so far as applicable to any of the foregoing, the Share Offer and/or the public offering of the Shares; and

1.9.2	all such information as investors and their professional advisers would reasonably require, and reasonably expect to find in there, for the purpose of making an informed assessment of the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profitability, results of operations, position or condition (financial or otherwise) or performance of any Group Company or the Group as a whole (including any material litigation or claim of any third party being threatened or instigated against any Group Company and the rights attaching to the Shares).

1.10	The Hong Kong Prospectus contain the appropriate warning and disclaimer statements for publication.

1.11	The Class A Ordinary Shares of the Company conform in all material respects to the descriptions thereof contained in the Offering Documents.

1.12	All public notices, announcements and advertisements in connection with the Share Offer have complied and will comply with all applicable Laws.

2                Share Capital, Capacity, Authority and Group Companies

2.1	As of the date of this Agreement, the Company has the authorized and issued share capital as set forth in the section of the Hong Kong Prospectus headed “Appendix IIIA – General Information – 2. Share Capital” and the section of the U.S. Prospectus headed " Prospectus Supplement Summary — Our Dual Class Voting Structure"; all of the issued Shares, including the Offer Shares, have been duly authorised and validly allotted and issued and are fully paid up, have been issued in compliance with all applicable Laws and were not issued in violation of the Company's Articles of Association and are not subject to (save as disclosed in the Offering Documents. ), any Encumbrance.

2.2	The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the Cayman Islands, with full right, power and authority (corporate and other) to:

2.2.1	own, use, lease and operate its properties or assets and conduct its business in the manner presently conducted and as described in the Offering Documents;

2.2.2	execute, deliver and perform this Agreement, the International Underwriting Agreement and each of the Operative Documents to which it is a party; and

2.2.3	allot, issue, sell and deliver the Offer Shares as contemplated herein and under the Share Offer.

2.3	The Company has been duly registered as a non-Hong Kong company under Part 16 of the Companies Ordinance. The Articles of Association and other constituent or constitutive documents and the business license of the Company comply with the requirements of the Laws of the Cayman Islands and the Listing Rules, and are in full force and effect.

2.4	The Company is duly qualified to transact business, is in good standing and have obtained or made all material Approvals and Filings in each jurisdiction necessary to conduct its business and all conditions applicable to any relevant Approvals and Filings have been and are complied with in all material respects and there are no facts or circumstances exist or have in the past existed which may lead to the revocation, recession, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of or in existing Approvals and Filings or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group or involve any member of the Group in material additional expenditure.

2.5	(A) other than those listed in exhibit 8.1 to the annual report on Form 20-F for the fiscal year ended December 31, 2024 filed by the Company with the SEC, the Company does not own or control, directly or indirectly, any corporation or entity that is a "significant subsidiary" as defined under Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended (with the rules and regulations promulgated thereunder, the "Exchange Act"); (B) all of the issued shares of each of the members of the Group that is a non-PRC person have been duly authorized and validly issued, are fully paid up or otherwise in compliance with the applicable Laws and non-assessable, have been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance; (C) each of the members of the Group that is a PRC person has been duly and validly established, and the registered capital (in the form of shares or otherwise) of such member has been validly issued and fully paid up or otherwise in compliance with applicable Laws with all contributions to such registered capital having been paid in accordance with applicable PRC Laws and all payments of such contributions having been approved by the applicable PRC authorities, and no obligation for the payment of a contribution to such registered capital remains outstanding; all of such registered capital has been issued in compliance with all applicable Laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no Encumbrance.

2.6

2.6.1	Each Group Company has been duly incorporated, registered, established or organised and is validly existing as a legal person with limited liability in good standing (where applicable) under the Laws of the jurisdiction of its incorporation, registration, establishment or organisation, with full right, power and authority (corporate and other) to conduct its business in the manner presently conducted and as described in the Offering Documents;

2.6.2	Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction where such qualification or good standing is required (by virtue of its business, ownership or leasing of properties or assets or otherwise); and

2.6.3	The memorandum and articles of association or other organisational or constitutional documents of each Group Company complies with the requirements of the Laws of the jurisdiction of its incorporation, registration, establishment or organisation, and are in full force and effect.

2.8	None of the Group Companies nor any person acting on behalf of any of them has taken any action to:

2.8.1	liquidate, wind up, dissolve, make dormant or eliminate any Group Company (save for such actions taken in the ordinary course in respect of nonoperating, dormant or unused Group Companies); or

2.8.2	except as would not result in a Material Adverse Effect, withdraw, revoke or cancel any Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, of any of the Group Companies.

2.11	Save as disclosed in the Offering Documents (including any amendments or supplements thereto), to the Company’s knowledge, no person, individually or together with his, her or its Affiliates, beneficially owns (within the meaning of Rule 13(d)(3) of the Exchange Act), ultimately controls or otherwise has any interest (within the meaning of Part XV of the Securities and Futures Ordinance (Cap 571 of the Laws of Hong Kong) (the "Securities and Futures Ordinance")) in no less than 5% of any class of the Company's capital stock through trust, contract, arrangement, understanding (whether formal or informal) or otherwise.

3                Offer Shares

3.1           The Offer Shares:

3.1.1	have been duly and validly authorised and, when allotted, issued, sold and/or delivered against payment as provided in this Agreement or the International Underwriting Agreement, as applicable, will be duly and validly allotted, issued, sold and/or delivered, fully paid up and non-assessable, free of any, and subject to no, Encumbrance;

3.1.2	when allotted, issued, sold and/or delivered against payment as provided in this Agreement or the International Underwriting Agreement, as applicable, will be free of any restriction upon the holding, voting or transfer thereof pursuant to the Laws of the Cayman Islands or Hong Kong or the Articles of Association or any agreement or other instrument to which the Company is a party, except as disclosed in the Hong Kong Prospectus.

3.2	No holder of Offer Shares after the completion of the Share Offer will be subject to personal liability in respect of any of the Company’s liabilities or obligations by the sole reason of being such a holder. Save as disclosed in the Hong Kong Prospectus, all Offer Shares allotted, issued or sold under the Share Offer will be entitled to participate in all dividends or other distributions which may be declared, paid or made on or in respect of the Shares at any time on or after the Closing Date.

3.3	As at the Closing Date, the Company will have the registered and issued share capital as set forth in the section of the Hong Kong Prospectus headed “Appendix IIIA –General Information –2. Share Capital” and the section of the U.S. Prospectus headed " Prospectus Supplement Summary — Our Dual Class Voting Structure".

3.4	The share capital of the Company, including the Offer Shares, conforms to its description as contained in the Hong Kong Prospectus, and each such description is true and accurate and not misleading. Where certificates are issued in respect of the Offer Shares, those certificates will be in due and proper form such as to be legal and valid under the Laws of the Cayman Islands (where applicable).

4               This Agreement and Operative Documents

4.1	Each of this Agreement, the International Underwriting Agreement and the Operative Documents has been or will be duly authorised, executed and delivered by the Company and when duly authorised, executed and delivered by the other parties to this Agreement and those agreements, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.2	The statements set forth in the sections of the Hong Kong Prospectus headed “Structure of the Share Offer” and “Underwriting” and the section of the U.S. Prospectus headed "Underwriting", insofar as they purport to describe the provisions of this Agreement and the International Underwriting Agreement are true and accurate and not misleading.

5              No Conflict, Compliance and Approvals

5.1	No member of the Group is in breach or violation of or in default (nor has any event occurred which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness) under (A) its memorandum of association and articles of association, or other constituent or constitutive documents and its business license, or (B) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, authorization, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any Laws applicable to it or any of its properties or assets, except in the case of (B) and (C) above, where any such breach, violation or default would not, individually or in aggregate, have a Material Adverse Effect.

5.2	The execution, delivery and performance of this Agreement, the International Underwriting Agreement and the Operative Documents, the allotment, issuance and sale of the Offer Shares, the consummation of the transactions contemplated in this Agreement or those agreements, and the fulfilment of the terms of this Agreement or of those agreements, do not and will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality or all of the foregoing, would result in a breach or violation of, constitute a default under, or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of any Encumbrance on any property or assets of any Group Company pursuant to:

5.2.1	the memorandum and articles of association or other organisational or constitutional documents of any of the Group Companies; or

5.2.2	any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement or instrument to which any of the Group Companies is a party or by which any of the Group Companies or any of their respective properties or assets is or may be bound or affected; or

5.2.3	any Laws applicable to any of the Group Companies or any of their respective properties or assets.

5.3	Except for the listing approval from the Stock Exchange for permission to deal in the Offer Shares on the Main Board of the Stock Exchange, all Approvals and Filings that are required to be obtained on or prior to the date hereof, under any Laws applicable to, or from or with any Authority having jurisdiction over any of the Group Companies or any of their respective properties or assets, or otherwise from or with any other persons, required in connection with the allotment, issue or sale of the Offer Shares or the performance by the Company of its obligations under this Agreement or under the International Underwriting Agreement or the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, have been obtained or made and are in full force and effect, and there is no reason to believe that any such Approvals and Filings may be revoked, suspended or modified.

5.4	The Hong Kong Offering, the International Offering, the other transactions provided for or contemplated by this Agreement and the International Underwriting Agreement and all related arrangements will, in so far as they are the responsibility of a Group Company, be carried out in accordance with all applicable Laws in the Cayman Islands, Hong Kong, United States and the PRC in all material respects.

5.5           Except as described in the Offering Documents:

5.5.1	no person has any right, contractual or otherwise, to cause the Company to issue or sell to it any Shares or any other securities of the Company; and

5.5.2	no person has any pre-emptive rights, resale rights, rights of first refusal or other rights to subscribe for any Shares or any other securities of the Company; and

5.5.3	no person has any right to act as an underwriter to the Company in connection with the offer, allotment, issue or sale of the Offer Shares; and

5.5.4	no person has any right, contractual or otherwise, to cause the Company to include any Shares or any other securities of the Company in the Share Offer.

5.6           Except as disclosed in the Offering Documents:

5.6.1	each of the Group Companies has conducted and are conducting its respective businesses and operations in compliance with all Laws applicable thereto in all material respects, and has obtained or made and holds and is in compliance with all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, it or any of its properties or assets, or otherwise from or with any other persons, required in order to own, lease, license and use its properties and assets and conduct its business and operations (“Operational Approvals and Filings”);

5.6.2	except as would not result in a Material Adverse Effect, all the Operational Approvals and Filings contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions;

5.6.3	except as would not result in a Material Adverse Effect, (A) all the Operational Approvals and Filings are valid and in full force and effect, and no Group Company is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, cancellation, suspension or modification of, or has any reason to believe that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings, and (B) there are no facts or circumstances existing or that have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of any of the existing Approvals and Filings, or any requirements for additional Approvals and Filings which could prevent, restrict or hinder the operations of any member of the Group or cause any member of the Group to incur additional material expenditures;

5.6.4	except as would not result in a Material Adverse Effect, (A) each of the Group Companies possesses all licences, certificates, permits and other authorisations issued by the relevant Authorities (collectively, the “Licences”) necessary to conduct its respective business; (B) each of the Group Companies is in compliance with the terms and conditions of all such Licences; (C) all of the Licences held by each of the Group Companies are valid and in full force and effect; (D) none of the Group Companies has received notice of any proceedings relating to the revocation, suspension or modification of any such Licence, and do not have any reason to believe that any Authority is considering revoking, suspending or modifying, any such Licence; and

5.6.5	other than as disclosed in the Offering Documents, no Governmental Authority, in its inspection, examination or audit of any member of the Group has reported findings or imposed penalties that have resulted or could reasonably be expected to result in any Material Adverse Effect and, with respect to any such inspection, examination or audit, all penalties have been paid and all recommendations have been adopted as of the date of this Agreement.

5.7           Except as disclosed in the Offering Documents:

5.7.1	there are no Actions or enquiries under any Laws or by or before any Authority pending or to the Company’s knowledge, threatened, to which any of the Group Companies or any of their respective directors, officers or employees is or may be a party or to which any of their respective properties or assets is or may be subject, at law or in equity, before or by any Authority; or

5.7.2	there is no Law that has been enacted, adopted or issued by any Authority; and

5.7.3	there is no judgment, decree or order of any Authority,

which, in any such case described in paragraphs 5.7.1, 5.7.2 or 5.7.3, would, or could reasonably be expected to, result in, individually or in the aggregate, a Material Adverse Effect or materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or the International Underwriting Agreement, to offer, allot, issue, sell and/or deliver the Offer Shares or to consummate the transactions contemplated by this Agreement or the International Underwriting Agreement or otherwise adversely affect the Share Offer, or are required to be disclosed in the Offering Documents but are not so disclosed.

5.8           Except as otherwise disclosed in the Offering Documents:

5.8.1	all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over, any of the Group Companies or any of their respective properties or assets, or otherwise from or with any other persons, required in connection with the use and application of the proceeds from the Share Offer for the purposes as set forth in the Offering Documents have been obtained or made; and

5.8.2	the use and application of the proceeds from the Share Offer, as set forth in the Offering Documents, will not conflict with, or result in a breach or violation of, or constitute a default under (or constitute any event which, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, would result in a breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), or result in the creation or imposition of any Encumbrance on any property or assets of any Group Company pursuant to (a) the articles of association or other organisational or constitutional documents of any Group Company, (b) any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement or instrument to which any Group Company is a party or by which any Group Company or any of its properties or assets is or may be bound or affected, or (c) any Laws applicable to any Group Company or any of its properties or assets.

6               Accounts

6.1	The Reporting Accountants, whose audit reports on certain consolidated financial statements of the Group are incorporated by reference in the Offering Documents, are independent registered public accounting firms, as stated in their reports incorporated therein.

6.2	The audited consolidated financial statements (and the notes thereto) of the Group incorporated by reference in the Offering Documents:

6.2.1	give a true and fair view of the consolidated financial position of the Group as at the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Group for the periods specified; and

6.2.2	except for changes required under the International Financial Reporting Standards (“IFRS”) and U.S. Generally Accepted Accounting Principles ("U.S. GAAP") (which are explained in the financial statements (and the notes thereto) of the Group incorporated by reference in the Offering Documents) as the case may be, have been prepared in accordance with IFRS issued by the International Accounting Standards Board, the U.S. GAAP published by the Financial Accounting Standards Board, and the accounting policies of the Company applied on a consistent basis throughout the periods involved in all material respects; and

6.2.3	are not affected by any exceptional item or other unusual or non-recurring items that are not disclosed therein, and make provision for all actual liabilities and appropriation provision for all material contingent or deferred liabilities of the Group, and proper and adequate provision for all material Tax liabilities (including deferred Tax).

6.3	All summary and selected financial data included in the Offering Documents present fairly the information shown in those documents and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Group included.

6.4	Subject to any waivers to the Listing Rules granted by the Stock Exchange, the pro forma net tangible assets (and the notes thereto) required under the Listing Rules to be included in the Hong Kong Prospectus have been prepared in accordance with the applicable requirements of the Listing Rules, the assumptions used in the preparation of such pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information and data, if any) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information and data, if any).

6.5	There are no financial statements (historical or pro forma, as applicable) that are required (including by the Listing Rules, the Companies (WUMP) Ordinance, the Securities Act, the Exchange Act or the rules and regulations of the SEC) to be included in the Offering Documents that are not included as required.

6.6	The Group does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet liabilities and obligations), that have not been described in the Offering Documents.

6.7	The Offering Documents accurately describe (A) all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity of the Group and could reasonably be expected to occur; and (B) all material off-balance sheet transactions, arrangements, obligations and liabilities, direct or contingent of the Group as a whole; none of the Group Companies has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by any of the Group Companies, such as structured finance entities and special purpose entities, which would, or could reasonably be expected to, have a material effect on the liquidity of any of the Group Companies or the availability thereof or the requirements of any of the Group Companies for capital resources.

6.8	(A) No material information was withheld from the Reporting Accountants for the purposes of their preparation and issuance of their assurance report contained in the Hong Kong Prospectus and the comfort letters to be issued by the Reporting Accountants to the Underwriters in connection with the Share Offer, the absence of which might reasonably have affected the content of their report, and there is no other information or documents which have not been provided, the result of which would make the information and documents so received misleading; and (B) no material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the pro forma adjusted net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in the Hong Kong Prospectus or their review of the Company’s estimated capital expenditures and financial reporting procedures.

6.9	The statutory books, books of account and other records of whatsoever kind of the Company and each of the Group Companies are in its possession, up-to-date and contain complete and accurate records required under applicable Laws to which any Group Company is subject to be dealt with in such books.

7                Indebtedness and Material Obligations

7.1	Except as otherwise disclosed in the Offering Documents:

7.1.1	the Group does not have any material outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including bank overdrafts and loans, debt securities or similar indebtedness, hire purchase commitments or any mortgage or charge or any material guarantee or other contingent liabilities material to the Group as a whole; and

7.1.2	no outstanding indebtedness material to the Group as a whole has become repayable before its stated maturity, nor has (or, with notice, lapse of time, fulfilment of any condition and/or compliance with any formality, will) any security in respect of such indebtedness become enforceable by reason of default of any Group Company; and

7.1.3	no person to whom any indebtedness material to the Group as a whole that is repayable on demand is owed has demanded repayment of, or taken steps to enforce any security for, the same; and

7.1.4	no circumstance has arisen such that any person is now entitled to require payment of any indebtedness material to the Group as a whole or under any guarantee of any liability material to the Group as a whole by reason of default of any Group Company or any other person or under any material guarantee given by any of the Group Companies; and

7.1.5	no Group Company has stopped or suspended payments of any debts material to the Group as a whole.

7.2	(A) The amounts borrowed by any Group Company do not exceed any limitation on its borrowing contained in its articles of association or other constituent or constitutive documents or in any debenture or other deed or document binding upon it; (B) no Group Company has factored any of its material debts or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts; and (C) with respect to each of the borrowing facilities of a Group Company which is material to that Group Company (if any), (i) such borrowing facility has been duly authorised, executed and delivered, is legal, valid, binding and enforceable against that Group Company in accordance with its terms and is in full force and effect; (ii) all undrawn amounts under such borrowing facility is or will be capable of drawdown; (iii) no event has occurred which may reasonably be expected to cause any undrawn amounts under such borrowing facility to be unavailable for drawing as required; and (iv) no event has occurred, in relation to any material investment grants, loan subsidies or financial assistance received by or pledged to any Group Company from or by any Authority (if any), in consequence of which that Group Company is or may reasonably be expected to be held liable to forfeit or repay in whole or in part any such grant or loan or financial assistance.

7.3	Except as would not result in a Material Adverse Effect, all guarantees of indebtedness of the Group are in full force and effect, and there are no outstanding guarantees or contingent payment obligations of the Group in respect of indebtedness of any party that is not any member of the Group

8               Subsequent Events

8.1	Except as disclosed in the Offering Documents, after the Accounts Date:

8.1.1	no Group Company has: (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement; (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including contingent liability) or other obligation; (C) acquired or disposed of or agreed to acquire or dispose of any business or asset; or (D) cancelled, waived, released or discounted in whole or in part any debt or claim that is material to the Group taken as a whole as currently conducted, except in the ordinary course of business, and no Group Company has entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in (A) to (D) above; and

8.1.2	the Company has not: (E) purchased or reduced, or agreed to purchase or reduce, its share capital or other equity interests of any class; or (F) declared, made or paid any dividend or distribution of any kind on its share capital or other equity interests of any class, and the Company has not entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in (E) or (F) above, in each case that is materially adverse to the Group taken as a whole or to the business of the Group taken as a whole as currently conducted.

8.2	Except as would not result in a Material Adverse Effect, subsequent to the Accounts Date, no member of the Group has sustained any loss or interference with its business from fire, explosion, flood, earthquake, pandemic, or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any Authority.

8.3	Subsequent to the respective dates as of which information is given in the Hong Kong Prospectus and U.S. Prospectus and except as disclosed in the Offering Documents, there has not been (A) any material adverse change or any development involving a prospective material adverse change to the Company and the other members of the Group, taken as a whole, (B) any transaction, agreement or arrangement (including any letter of intent or memorandum of understanding) which is material to the Company and the other members of the Group, taken as a whole, (C) any obligation or liability, direct or contingent (including, without limitation, any off-balance sheet obligations), incurred by any member of the Group which is inconsistent with the Group's past practices and material to the Company and the other members of the Group, taken as a whole, (D) any change in the share capital or other equity interests of any class or outstanding indebtedness of or in any member of the Group, or (E) any dividend or distribution of any kind declared, paid or made on the share capital or other equity interests of any class of any member of the Group.

8.5	Subsequent to the respective dates as at which information is given in each of the Hong Kong Prospectus and the U.S. Prospectus, (A) (i) each member of the Group has carried on and will carry on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on, and (ii) each member of the Group has continued to pay its creditors in the ordinary course of business and since such date has not entered into any contract, transaction or commitment outside the ordinary course of business or of an unusual or onerous nature; and (B) there has not been any Material Adverse Effect in the financial position of the Group taken as a whole as compared to amounts shown in the Accounts.

9               Assets and Properties

9.1            Except as disclosed in the Offering Documents and except as would not result in a Material Adverse Effect:

9.1.1	there are no Encumbrances, conditions, planning consents, orders, regulations or other restrictions (whether in relation to the use of the property or otherwise) affecting any property or other asset, except such as would not, individually or in the aggregate, (i) adversely affect the value of such property or other asset, (ii) interfere with the use made or proposed to be made of such property or other asset by that Group Company, or (iii) adversely limit, restrict or otherwise affect the ability of that Group Company to utilise, develop or redevelop such property or other asset; and

9.1.2	in respect of any property (including real property and buildings) or other assets held under lease, tenancy or licence by any Group Company, no Group Company is aware of any Action of any nature that has been asserted by any person which (a) may be adverse to the rights or interests of that Group Company under such lease, tenancy or licence or (b) which may affect the rights of that Group Company to the continued possession or use of such leased or licensed property or other asset.

10             Intellectual Property

10.1	Except as would not result in a Material Adverse Effect, (A) each Group Company owns (free of any Encumbrance), or has (or can obtain on reasonable terms) licences for, or other rights to use, trade or service marks (both registered and unregistered), trade or service names, designs, domain names, patents, patent rights, license, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other proprietary information, rights or processes (collectively, the “Intellectual Property”) that are necessary for the conduct of, or material to, its business as currently conducted or proposed to be conducted; (B) each agreement or arrangement pursuant to which the Company or any other member of the Group has obtained necessary licenses for, or other necessary rights to use, the Intellectual Property is legal, valid, binding and enforceable in accordance with its terms, the Company and the other members of the Group have complied in all material respects with the terms of each such agreement which is in full force and effect, and no material default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any other member of the Group has occurred and is continuing or is likely to occur under any such agreement; (C) there is no claim to the contrary or any challenge by any other person to the rights of the Company or any other member of the Group with respect to the Intellectual Property; (D) neither the Company nor any other member of the Group has infringed or is infringing the intellectual property of a third party, and neither the Company nor any other member of the Group has received notice of a claim by a third party to the contrary; (E) there is no pending or threatened action, suit, proceeding or claim by others, including any Authority, challenging (i) the rights of the Group in or to any Intellectual Property or (ii) any agreement or arrangement pursuant to which any member of the Group uses such Intellectual Property, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim; and (F) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and there are no facts which could form a reasonable basis for any such action, suit, proceeding or claim.

10.2	Except as would not result in a Material Adverse Effect, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which has been licensed to a Group Company and has been disclosed in the Hong Kong Prospectus.

10.3	Except as disclosed in the Offering Documents there is no pending Action by others challenging any Group Company’s rights in, or the validity, enforceability or scope of any Intellectual Property, which are necessary for the conduct of, or material to, its business as currently conducted, and there are no facts which could form a reasonable basis for any such Action.

10.4	There is no pending or threatened Action by others that any Group Company infringes or otherwise violates any patent, trade or service mark, trade or service name, design, domain name, service name, copyright, trade secret or other proprietary rights of others, which are necessary for the conduct of, or material to, its business as currently conducted, and there are no facts which could form a reasonable basis for any such Action.

10.5	Except as would not result in a Material Adverse Effect, each Group Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to it, and all such agreements are in full force and effect.

10.6	Except as would not result in a Material Adverse Effect, there is no patent or patent application that contains claims that materially interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property.

11             Information Technology

11.1	(A) All computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other member of the Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company or any other member of the Group as currently conducted; (B) except as would not result in a Material Adverse Effect, the Company and the other members of the Group either legally and beneficially own, or have obtained valid licenses for, or other rights to use, all of the Information Technology, and such licenses or rights are in full force and effect and have not been revoked or terminated and there are no known grounds on which they might be revoked or terminated; (C) there are no material defects relating to the Information Technology; (D) the Company has in place procedures to prevent unauthorized access and the introduction of viruses and to enable the taking and storing on-site and off-site of back-up copies of the software and data; and (E) the Company has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without disruption to the business of the relevant member of the Group.

11.2         There are no material defects relating to the Information Technology.

12             Data Protection

12.1	The Company has commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all Information Technology and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its businesses. Except as would not result in a Material Adverse Effect, the Group Companies are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Information Technology and Personal Data and to the protection of such Information Technology and Personal Data from unauthorized use, access, misappropriation or modification.

13             Employment and Labour

13.1	Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect:

13.1.1	there is (i) no dispute with the Directors or senior management and no strike, labour dispute, slowdown or stoppage or other claims by, or conflict with the employees of any of the Group Companies pending or threatened against any of the Group Companies, (ii) no union representation dispute currently existing concerning the employees of any of the Group Companies and (iii) no existing, imminent or threatened labour disturbance by the employees of any of the principal suppliers, contractors or customers of any Group Company; and

13.1.2	there have been and are no material violations of any applicable labour and employment Laws by any of the Group Companies or to the knowledge of the Company, by any of the principal suppliers, contractors or customers of any Group Company.

14             Insurance

14.1	The Company and each of the other members of the Group maintain insurance covering their respective businesses, operations, properties, assets and personnel as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is prudent in accordance with customary industry practice to protect the Company and the other members of the Group and their respective businesses.

15             Compliance with Bribery, Money Laundering and Sanctions Laws

15.1	The operations of the Company and its Affiliates are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Affiliates with respect to the Anti-Money Laundering Laws is pending or to the Company’s knowledge, threatened.

15.2	Neither the Company or any of its Affiliates, nor any director, officer, or employee thereof, nor to the Company’s knowledge, any agent, Affiliate or representative of the Company or any of its Affiliates, is an individual or entity ("Person") that is, or is owned or controlled by one or more Persons that are:

15.2.1	the subject of any sanctions administered or enforced by the U.S. government, including but not limited to, the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), the United Nations Security Council ("UNSC"), the European Union ("EU"), Her Majesty's Treasury ("HMT"), or other relevant sanctions authority (collectively, "Sanctions"), or;

15.2.2	located, organized or resident in or otherwise affiliated with a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People's Republic, so-called Luhansk People's Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

15.3	Neither the Company nor any of its Affiliates, nor any director, officer or employee thereof nor any agent or representative of the Company or of any of its Affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to induce such government official to do or omit to do any act in violation of his lawful duties, influence official action, or secure, obtain or retain business or any other improper advantage; or (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any person in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, the Banking Act 2009, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any applicable anti-corruption laws (collectively, the "Anti-Corruption Laws"); and the Company and its Affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintained and enforced and will continue to maintain and enforce policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Affiliates with respect to the Anti-Corruption Laws is pending or threatened.

15.4	The Company will not, directly or indirectly, use the proceeds of the Share Offer or lend, contribute or otherwise make available such proceeds to any Person, (i) to fund or facilitate any money laundering or terrorist financing activities; or (ii) in any other manner that would cause or result in a violation of any Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any party to this Agreement).

16             Sanctions

16.1	None of the Group Companies nor any of their respective directors, officers, employees, Affiliates, nor to the Company’s knowledge, agents, representatives or any person acting on their behalf, is the subject or target of, or is owned or controlled by an individual or entity that is the subject or target of, sanctions imposed by the United States (including sanctions programs administered by the OFAC (including, without limitation, the designation as a “specially designated national or blocked person” thereunder)), the United Nations Security Council, the European Union or Her Majesty’s Treasury or other applicable jurisdiction (collectively, the “Sanctions Laws and Regulations”), nor are any of the Group Companies nor any of their respective directors, officers, employees, Affiliates, nor to the Company’s knowledge, agents, representatives or any person acting on their behalf located, resident, organised or operating in a country or territory that is the subject of such Sanctions Laws and Regulations.

16.2	The Company will use the proceeds of the Share Offer exclusively in the manner set forth in the section headed “Business, Reasons for the Share Offer and Use of Proceeds” in the Hong Kong Prospectus, and will not, directly or indirectly, or in any way, use the proceeds, or lend, contribute or otherwise make available such proceeds to any subsidiary, Affiliate, joint venture partner or other individual or entity, for the purpose of financing or facilitating any activities or business of or with any individual or entity that, at the time of such funding or facilitation, is the subject or target of sanctions imposed under the Sanctions Laws and Regulations, or operating in any country or territory that is the subject or target of any Sanctions Laws and Regulations where such operations are in violation of such Sanctions Laws and Regulations, or in any other manner that will result in a violation by any individual or entity (including, without limitation, by the Underwriters) of any of the Sanctions Laws and Regulations.

16.3	None of the issue and sale of the Offer Shares, the execution, delivery and performance of this Agreement or the International Underwriting Agreement, or the consummation of any other transaction contemplated hereby or thereby will result in a violation (including, without limitation, by any of the Underwriters) of any of the Sanctions Laws and Regulations.

17             Internal Controls

17.1	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) ("Internal Controls") that complies with the applicable requirements of the Exchange Act to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting are effective and the Company is not aware of any material weaknesses in its internal control over financial reporting and disclosure controls and procedures; since the date of the latest audited financial statements included in the Hong Kong Prospectus, there has been (A) no material adverse change in the Company's internal control over financial reporting, (B) no fraud involving management or other employees who have a significant role in Internal Controls and (C) no violation of, or failure to comply with, the Securities Laws, or any matter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; as used herein, "Securities Laws" means, collectively, the Sarbanes-Oxley Act (as defined below), the Securities Act, the Exchange Act, the rules and regulations of the SEC, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Nasdaq Stock Market.

17.2	The Group has established and maintains and evaluates a system of internal accounting and financial reporting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in compliance with US GAAP and maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Offering Documents, there are no material weaknesses in the Company's internal controls over accounting and financial reporting and no changes in the Company's internal controls over accounting and financial reporting or other factors that have materially and adversely affected, or could reasonably be expected to materially and adversely affect, the Company's internal controls over accounting and financial reporting.

17.3	The Group has established and maintains and evaluates disclosure and corporate governance controls and procedures to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the principal executive officer or principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner and in all material respects with the requirements of the Listing Rules, the Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Laws, including, without limitation, the requirements of the Listing Rules on disclosure of price sensitive information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons; for the purposes of this subsection, the term "disclosure and corporate governance controls and procedures" means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Laws, price sensitive information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarized and reported, in a timely manner and in any event within the time period required by applicable Laws.

17.4	Any material issues identified and as disclosed in any internal control report prepared by the Internal Control Consultant have been rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and no such issues have materially adversely affected, or could reasonably be expected to materially adversely affect, such controls and procedures or such ability to comply with all applicable Laws.

18             Material Contracts

18.1	All contracts and agreements entered into within two years prior to the Prospectus Date (other than contracts or agreements entered into in the ordinary course of business) to which a Group Company is a party and which are required to be:

18.1.1	disclosed as material contracts in the Hong Kong Prospectus; or

18.1.2	filed as material contracts with the Registrar of Companies in Hong Kong, have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC; no such contracts or agreements which have not been so disclosed or filed will, without the written consent of the Overall Coordinators, be entered into, nor will the terms of any such contracts or agreements so disclosed or filed be changed, prior to or on the Closing Date; no Group Company, nor any other party to any such contract or agreement, has sent or received any communication regarding termination of, or intention not to renew, any of such contracts or agreements, and no such termination or non-renewal has been threatened by any Group Company or any other party to any such contract or agreement.

18.2	Each of the contracts or agreements listed as being a material contract in the section of the Hong Kong Prospectus headed “Appendix III - General Information – 8. Material Contracts” has been duly authorised, executed and delivered and is legal, valid, binding and enforceable in accordance with its terms.

19             Conflict of Interest

19.1	None of the Directors, either alone or in conjunction with or on behalf of any other person, is engaged in any business that is in competition with the business of any Group Company to the extent that there could be a conflict of interests between such Director or any of his or her Associates and the general body of shareholders of the Company.

19.3	No indebtedness (actual or contingent) is or will be outstanding between the Company, on the one hand, and any current director or officer of the Company, on the other hand.

20             Tax

20.1	There are no outstanding returns, reports or filings required to be filed by or in respect of any Group Company for Taxation purposes (including any amendments required to rectify past returns, reports or filings already filed) which could give rise to a material tax liability and which has not been provided for in the audited consolidated financial statements of the Group as set forth in the Offering Documents. There are no disputes with any Taxing or other Authority which have been omitted from consideration of the appropriate provisions for Taxation in the audited consolidated financial statements of the Group as set forth in the Offering Documents.

20.2	The provisions included in the audited consolidated financial statements of the Group as set forth in the Offering Documents included appropriate provisions required under U.S. GAAP for all Taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to Tax or penalties applicable thereto, in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate and for which the relevant Group Company was then or could reasonably be expected thereafter to become or has become liable.

20.3	Except as described in the Offering Documents and to the Company’s knowledge, no stamp or other issuance or transfer Taxes and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Company or any other member of the Group in Hong Kong, the Cayman Islands, the PRC or the United States (as the case may be), or to any taxing or other Authority thereof or therein in connection with (A) the execution and delivery of this Agreement, or (B) the transactions contemplated hereunder.

21             Dividends

21.1	Except as disclosed in the Offering Documents, all dividends and other distributions declared and payable on the Shares to the shareholders of the Company may, under the Laws of the PRC, be payable in foreign currency and freely paid and transferred out of the PRC without the necessity of obtaining or making any Approvals and Filings of or with any PRC Authority, and, except as disclosed in the Offering Documents, are not subject to, and may be paid free and clear of and without deduction for or on account of, any withholding or other Taxes or other assessments of a similar nature imposed, assessed or levied by or under the Laws of Hong Kong, the Cayman Islands or the PRC or by Hong Kong, the Cayman Islands or the PRC or any Taxing or other Authority.

21.2	Save as prescribed under applicable Laws and except as disclosed in the Offering Documents, no Group Company is prohibited, directly or indirectly, from (i) paying dividends to the Company, (ii) making any other distribution on the share capital or other equity interests of or in that Group Company, (iii) repaying the Company any loans or advances to that Group Company from the Company or (iv) transferring any properties or assets to the Company or any other Group Company.

22             Market Conduct

22.1	None of the Group Companies nor any of their respective “affiliates” (within the meaning of Rule 501(b) under the Securities Act), nor any person acting on behalf of any of them, has, at any time prior to the date of this Agreement, done or engaged in, or will, until the Overall Coordinators have notified the Company that all of the Offer Shares have been sold by the Underwriters, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares.

22.2	None of the Group Companies nor any of their respective “affiliates” (within the meaning of Rule 501(b) under the Securities Act), nor any person acting on behalf of any of them, (A) has taken or facilitated or will take or facilitate, directly or indirectly, any action which is designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, the manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise, or (B) has taken or will take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance.

23             Litigation and Other Proceedings

23.1	There are no action, suit, proceeding, investigation, inquiry, judgment, decree or order of any Authority against any Group Companies or any of their respective directors, officers, employees or Affiliates, which, would, or could reasonably be expected to, result in, individually or in the aggregate, a Material Adverse Effect on the Company or its power or ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or otherwise materially and adversely affect the Share Offer, or are required to be described in the Offering Documents but are not so described.

24             Immunity

None of the Group Companies nor any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment or arbitral awards, or from other action, suits or proceeding for the giving of any relief or for the enforcement of any judgment or arbitral awards.

25             Professional Investor

The Company has read and understood the Hong Kong Professional Investor Treatment Notice set forth in Schedule 6 and acknowledges and agrees to the representations, waivers and consents contained in such notice, in which the expressions “you” or “your” mean the Company, and “we” or “us” or “our” mean the Overall Coordinators.

26             Allotment, Issue and Sale of Offer Shares

26.1	Except pursuant to this Agreement or the International Underwriting Agreement or as disclosed in the Offering Documents(including but not limited to any fees and expenses payable to legal and financial advisers), no Group Company has incurred any liability for any finder’s or broker’s fee or other like payments in connection with the execution and delivery of this Agreement or the International Underwriting Agreement or the offer, allotment, issue or sale of the Offer Shares or the consummation of the transactions contemplated by the Offering Documents.

26.2	No Group Company has entered into any contractual arrangement relating to the offer, allotment issue, sale, distribution and/or delivery of any Shares other than this Agreement and the International Underwriting Agreement and the share option schemes disclosed in the Offering Documents.

27             Litigation and Other Proceedings

27.1	There are no legal, arbitration or governmental Actions in progress, pending or threatened, to which any Group Company, or any director of any Group Company is a party or to which any of the properties of any Group Company or any director of any Group Company is subject, whether or not arising from transactions in the ordinary course of business, that would affect the power or ability of the Company to perform any of their respective obligations under this Agreement and the International Underwriting Agreement, to offer, allot, issue or sell any of the Offer Shares, or to consummate any of the transactions contemplated by the Offering Documents, and no event has occurred which would be reasonably likely to give rise to such Actions.

27.2	None of the Group Companies which is a party to a joint venture or shareholders’ agreement is in material dispute with the other parties to such joint venture or shareholders’ agreement that is material to the Group taken as a whole.

28             Directors and officers

28.1	Any certificate signed by any officer of any Group Company and delivered to the Appointees, the legal advisers to the Underwriters or any of them in connection with the Share Offer will be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Appointees and each of them.

28.2	None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him or her to the Company or the Appointees and/or any of them, and such authority and confirmations remain in full force and effect.

28.3	The Directors have been duly and validly appointed and are the only directors of the Company.

29             United States Aspects

29.1	The Company believes that (i) it was not a “passive foreign investment company” within the meaning of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and (ii) it is not currently and, after giving effect to the sale of the Offer Shares and the application of the proceeds thereof as described in the Hong Kong Prospectus, will not be a “passive foreign investment company” within the meaning of the Code.

29.2	The Company is not and, after giving effect to the offer and sale of the Offer Shares and the application of the proceeds thereof as described in the Hong Kong Prospectus will not be required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

29.4	The Company will endeavor to qualify the Offer Shares for offer and sale by the Underwriters through their Affiliates or agents under the securities or Blue Sky laws of such States of the United States or other jurisdictions as the Overall Coordinators may reasonably designate and shall endeavor to maintain such qualifications in effect so long as required for the sale of the Offer Shares; provided, however, that, in connection therewith, the Company shall not be obliged to file any general consent to service of process under the laws of any such state or jurisdiction or to qualify as a foreign corporation in any state or jurisdiction in which it is not qualified or to register as a dealer in securities or to become subject to taxation in any such state or jurisdiction. The Company will promptly advise the Overall Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

29.5	Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the Nasdaq Stock Market thereunder (the "Sarbanes-Oxley Act") have been and are applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.

29.6	The Company is not a “covered foreign person”. The Share Offer will not result in the Company becoming a “covered foreign person” and the Company will not use the proceeds of the Share Offer in a manner that could or would make it a "covered foreign person".

29.7	The Company does not currently engage and does not have plans to engage in any “covered activity”. The Company does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direct or cause the direction of management or policies of any person or persons that engages or plans to engage in any “covered activity” from or which it (a) derives more than 50 per cent. of its revenue individually, or as aggregated across such persons from each of which it derives at least U.S.$50,000 (or equivalent) of its revenue, on an annual basis; (b) derives more than 50 percent of its net income individually, or as aggregated across such persons from each of which it derives at least U.S.$50,000 (or equivalent) of its net income, on an annual basis; (c) incurs more than 50 percent of its capital expenditure individually, or as aggregated across such persons from each of which it incurs at least U.S.$50,000 (or equivalent) of its capital expenditure, on an annual basis; or (d) incurs more than 50 percent of its operating expenses individually, or as aggregated across such persons from each of which it incurs at least U.S.$50,000 (or equivalent) of its operating expenses, on an annual basis. The terms “covered foreign person”, “person of a country of concern” and “covered activity” are defined in Part 850 of the Title 31 of the Code of Federal Regulations published by the Office of Federal Registrar of the United States.

30	Choice of Law and Dispute Resolution

30.1	(A) The choice of law and dispute resolution provisions set forth in this Agreement will be recognized and given effect to by the courts of the PRC, Hong Kong, the United States and the Cayman Islands; (B) the Company can sue and be sued in its own name under applicable Laws.

Schedule IV

KANZHUN LIMITED

ACCOUNT INFORMATION

Exhibit A

FORM OF Officers’ Certificate of the Company

Exhibit B

FORM OF Officers’ Certificate for Non-Comforted Data

Exhibit C

Form of Joint Company Secretary’s Certificate

Exhibit D

Form of Offer Size Adjustment Option Exercise Notice